UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

April 14, 2010

To Our Stockholders:

You are most cordially invited to attend the 2010 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 9:30 a.m. local time, on Tuesday, June 1, 2010, at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions regarding the three methods of voting are contained on the Notice or proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your continued support.

Sincerely,

Francisco D’Souza

President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 1, 2010.

This proxy statement and our Annual Report to Stockholders are available at www.proxyvote.com.

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, June 1, 2010

The Annual Meeting of Stockholders (the “Annual Meeting”) of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation, will be held at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey on Tuesday, June 1, 2010, at 9:30 a.m. local time, for the following purposes:

(1) To elect three (3) Class I Directors to serve until the 2013 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

(2) To amend and restate the Company’s 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares;

(3) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Holders of record of our Class A Common Stock as of the close of business on April 7, 2010 are entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

By Order of the Board of Directors

Steven Schwartz

Secretary

Teaneck, New Jersey

April 14, 2010

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 1, 2010 (the “Annual Meeting”), at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey at 9:30 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”), as of the close of business on April 7, 2010, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were approximately 299,383,343 shares of Class A Common Stock issued and outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

In this proxy statement, “Cognizant”, “Company”, “we”, “us”, and “our” refer to Cognizant Technology Solutions Corporation.

PROPOSALS

If proxies are properly submitted by telephone, via the Internet or by signing, dating and returning the enclosed proxy card, which you may have received by mail, the shares of Class A Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted:

(1)	FOR the election of the three (3) Class I Director nominees;

(2)	FOR the amendment and restatement of the Company’s 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares;

(3)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

(4)	In the discretion of the persons named in the form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by (1) written notice addressed to and received by our Secretary, (2) by submitting a duly executed proxy bearing a later date, (3) granting a subsequent proxy through the Internet or telephone, or (4) by electing to vote in person at the Annual Meeting. Your most recent proxy card or telephone or Internet proxy is the one that is counted. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

REQUIRED VOTE

The presence, in person or by proxy, of holders of the shares of Class A Common Stock having, in the aggregate, a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum.

The affirmative vote by the holders of a majority of the shares of Class A Common Stock voted at the Annual Meeting is required for the uncontested election of Directors, provided a quorum is present in person or by proxy. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. All actions proposed herein other than the election of Directors require the affirmative vote of stockholders possessing a majority of the shares of Class A Common Stock present or represented at the Annual Meeting and entitled to vote, provided a quorum is present in person or by proxy.

The presence of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Shares not present at the Annual Meeting and shares voting “abstain” have no effect on the election of directors. For the proposals to approve the amendment and restatement of our 2004 Employee Stock Purchase Plan and to ratify the selection of our independent registered public accounting firm, abstentions have the same effect as a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal as to which the proxy does not confer voting authority has been approved and thus have no effect on the outcome of that proposal.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You have received these proxy materials because Cognizant’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares. On or about April 19, 2010, we mailed to our U.S. and Canadian stockholders of record as of the close of business on April 7, 2010 a Notice of Electronic Availability of the Proxy Statement and Annual Report (the “Notice”) containing instructions on how to access this proxy statement and our Annual Report to Stockholders for the year ended December 31, 2009, including financial statements (the “Annual Report”), online. If you own Cognizant Class A Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, Cognizant is making this proxy statement and its Annual Report available to its stockholders electronically via the Internet. On or about April 19, 2010, we mailed a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Householding. The SEC’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only a Notice or a set of Annual Meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2010 Annual Meeting of Stockholders?

At the Annual Meeting of Stockholders, our stockholders will be asked to:

(1)	Elect the three (3) Class I Director nominees;

(2)	Approve the amendment and restatement of the Company’s 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares;

(3)	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

(4)	Stockholders also will transact any other business that may properly come before the Annual Meeting.

Who is entitled to vote?

The record date for the Annual Meeting is April 7, 2010. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The only class of stock entitled to be voted at the Annual Meeting is our Class A Common Stock. Each outstanding share of Class A Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the record date, there were 299,383,343 shares of Class A Common Stock issued and outstanding and entitled to vote.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

If you do not give instructions to your bank or brokerage firm within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange (NYSE) determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 3) is a routine matter while the Election of Directors (Proposal 1) and the amendment and restatement of the 2004 Employee Stock Purchase Plan (Proposal 2) are non-routine matters. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes for or against any proposal. Please note that because of a change in the New York Stock Exchange rules, unlike at previous annual meetings, your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the Annual Meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Class A Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2010 Annual Meeting of Stockholders?

All Cognizant stockholders entitled to vote at the Annual Meeting may attend our 2010 Annual Meeting of Stockholders.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the outstanding shares represented at the Annual Meeting, by proxy or in person, and entitled to vote may adjourn the Annual Meeting.

What does it mean if I receive more than one Notice?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., local time, on May 31, 2010.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	granting a subsequent proxy through the Internet or telephone;

•	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Cognizant prior to or at the Annual Meeting; or

•	electing to vote in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our inspectors of election, will tabulate and certify the votes. Alternatively, a representative of our transfer agent may serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote FOR:

(1)	the election of the three (3) Class I Director nominees;

(2)	the amendment and restatement of the Company’s 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares; and

(3)	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote:

(1)	FOR the election of the three (3) Class I Director nominees;

(2)	FOR the amendment and restatement of the Company’s 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares; and

(3)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the Director nominees?

On April 18, 2008, the Board of Directors approved an amendment to the Company’s Amended and Restated By-laws to change the vote standard for the election of directors from a plurality of votes cast to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections, the vote standard will continue to be a plurality of votes cast. In addition, the Board approved an amendment to the Amended and Restated By-laws to provide that director nominees proposed by stockholders must deliver a statement that, if elected, they agree to tender an irrevocable resignation, promptly upon failure to receive the required vote in a subsequent election, in accordance with the Company’s Corporate Governance Guidelines that are applicable to all director nominees.

Abstentions are not counted as votes “for” or “against” this proposal.

Our Corporate Governance section, appearing later in this proxy statement, sets forth our procedures if a director-nominee does not receive the required vote for election or re-election. In an uncontested election, any nominee for Director who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote.

The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Corporate Governance section under “Voting for Directors.”

How many votes are required to amend and restate our 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares?

The amendment and restatement of our 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares requires the affirmative vote of a majority of the shares of Class A Common Stock present at the Annual Meeting in person or by proxy and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to amend and restate our 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares. If you elect to abstain, the abstention will have the same effect as a vote “AGAINST.”

How many votes are required to ratify the appointment of our independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Class A Common Stock present at the Annual Meeting in person or by proxy and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If you elect to abstain, the abstention will have the same effect as a vote “AGAINST.”

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares voting “abstain” have no effect on the election of directors. For the proposals to amend and restate our 2004 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A Common Stock reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares and to ratify the selection of our independent registered public accounting firm, abstentions have the same effect as a negative vote.

What are broker non-votes and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors and approval of the amendment and restatement of the 2004 Employee Stock Purchase Plan. Broker non-votes count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to individual proposals. Thus, if you do not give your broker specific instructions, your shares may not be voted on these matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

Where can I find the voting results of the 2010 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will publish the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics entitled “Cognizant’s Core Values and Standards of Business Conduct” and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee. You can access our current committee charters and our Code of Ethics in the “About Us” section of the “Company” page of our website under the “Corporate Governance” tab located at www.cognizant.com or by writing to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Determination of Independence

Under NASDAQ Stock Market rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has determined that each of John Fox, Robert Howe, John Klein, Robert Weissman, Thomas Wendel and Maureen Breakiron-Evans do not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Candidates

The process to be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates shall include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. From time to time, we also engage search firms to assist in the identification of director candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of Class A Common Stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Voting for Directors

On April 18, 2008, the Board of Directors approved an amendment to the Company’s Amended and Restated By-laws to change the vote standard for the election of directors from a plurality of votes cast to a majority of votes cast in uncontested elections. In accordance with the Company’s Amended and Restated By-laws, if none of our stockholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a Director election, or if our stockholders have withdrawn all such nominations by the day before the Company mails its notice of meeting to our stockholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this corporate governance guideline. If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board and Secretary and General Counsel are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other Directors as they consider appropriate.

Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by emailing the Board of Directors at the following email address: corporategovernance@cognizant.com; or in writing: c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Board Leadership Structure and Role in Risk Oversight

The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Since December 2003, the Company’s board leadership structure has separated the Chairman of the Board and Chief Executive Officer roles into two positions. Currently, John E. Klein is the Chairman of the Board and Francisco D’Souza is the Chief Executive Officer. The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Board determined that continuing to separate the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time.

The Board of Directors is also responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our Code of Ethics on our website, which is located at www.cognizant.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Ethics.

Attendance by Members of the Board of Directors at Meetings

There were eight meetings of the Board of Directors during 2009. Each Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by the committee on which he or she served during the period, if applicable.

Our Corporate Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Stockholders. Mr. D’Souza acted as Chairman of the 2009 Annual Meeting of Stockholders and four other Directors, Messrs. Fox, Klein and Wendel and Ms. Breakiron-Evans, participated in the 2009 Annual Meeting of Stockholders by teleconference.

COMMITTEES OF THE BOARD

The Board of Directors has established three standing committees—Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted under the “Corporate Governance” tab on the “About Us” section of the “Company” page of our website www.cognizant.com.

The members of each of the Board committees are set forth in the following chart.

Name	Audit		Compensation		Nominating and Corporate Governance

Maureen Breakiron-Evans	X	*
Francisco D’Souza
John N. Fox, Jr.			X		X
Robert W. Howe	X				X
John E. Klein	X		X	**	X
Lakshmi Narayanan
Robert E. Weissman			X		X	**
Thomas M. Wendel	X	**			X

*	Joined the Audit Committee upon election to the Board of Directors on May 26, 2009.
**	Committee Chair.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market.

Audit Committee

Our Audit Committee’s responsibilities include:

•

providing direct oversight of the registered independent public accounting firm, including responsibility over such accountant’s appointment, termination, qualifications and independence and the scope and fees of the annual audit of our consolidated financial statements;

•	discussing the contents of our annual and quarterly consolidated financial statements with management and the registered independent public accounting firm;

•	pre-approving the scope of services provided by our registered independent public accounting firm for audit, audit-related and permitted non-audit services;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Ethics;

•	reviewing and discussing the internal audit process, scope of activities and audit results with our internal audit department;

•	discussing with management and assessing our risk management policies; and

•	preparing the audit committee report required by SEC rules (which is included on page 56 of this proxy statement).

Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009 with our management and independent registered public accounting firm. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards (“SAS”) 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526, “Communications with Audit Committees Concerning

Independence” regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from the Company. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2009 audited by PricewaterhouseCoopers LLP be included in our Annual Report on Form 10-K. The members of the Audit Committee are Messrs. Howe, Klein and Wendel and Ms. Breakiron-Evans. From January 1, 2009 through May 25, 2009, Messrs. Howe, Klein and Wendel were the only members of the Audit Committee. Ms. Breakiron-Evans joined the Audit Committee upon election to the Board of Directors on May 26, 2009. The Audit Committee was established in 1998 and met seven times during 2009. The Board of Directors has determined that Mr. Wendel is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. It is anticipated that Mr. Klein and Ms. Breakiron-Evans, if elected to the Board of Directors by our stockholders, will continue to serve on the Audit Committee.

Compensation Committee

Our Compensation Committee, which is comprised of Messrs. Fox, Klein and Weissman, is responsible for the administration of all salary and incentive compensation plans for our officers and key employees, including bonuses. In addition, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

•	determining our Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and stock-based compensation incentive plans;

•	reviewing incentive compensation arrangements to ensure that such compensation arrangements do not encourage unnecessary risk taking; and

•	reviewing and making recommendations to the Board with respect to Director compensation.

The Compensation Committee also administers the 2009 Incentive Plan (the “2009 Incentive Plan”) and establishes the terms and conditions of all stock-based compensation awards granted thereunder, and the 2004 Employee Stock Purchase Plan. The Compensation Committee met five times during 2009. The members of the Compensation Committee are Messrs. Fox, Klein and Weissman. It is anticipated that Mr. Klein, if elected to the Board of Directors by our stockholders, will continue to serve on the Compensation Committee.

Nominating and Corporate Governance Committee

In March 2004, our Board of Directors established a Nominating and Corporate Governance Committee. Its responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Fox, Howe, Klein, Wendel and Weissman. The Nominating and Corporate Governance Committee met two times during 2009. It is anticipated that Mr. Klein, if elected to the Board of Directors by our stockholders, will continue to serve on the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Corporate Governance Guidelines provide that the value of diversity on the Board should be considered. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee considers many factors, including the individual’s understanding of marketing, finance, business and technology and other disciplines relevant to the success of a company like ours in today’s business environment; education and professional background; personal accomplishments; and geographic, gender, age and ethnic diversity. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interest through the exercise of sound judgment using its diversity of experience and point of view.

DIRECTOR COMPENSATION

Directors who are our employees or employees of our subsidiaries receive no cash remuneration for serving as Directors. Prior to June 5, 2009, all non-employee Directors, other than our Chairman, received an annual retainer of $20,000 for their service on the Board of Directors (with no additional fees paid for attendance at meetings of the Board of Directors), and our Chairman received an annual retainer of $120,000 (with no additional fees paid for attendance at meetings of the Board of Directors). In addition, all non-employee Directors received $1,500 for attendance at each meeting of a committee of the Board of Directors or $2,000 for attendance at each meeting of a committee of the Board of Directors if serving as the chairperson of such committee meeting. On May 26, 2009, the Compensation Committee amended certain director compensation guidelines for non-employee directors serving on the Board of Directors and its committees which were effective following the 2009 Annual Meeting of Stockholders, held on June 5, 2009. Since such date, all non-employee Directors, other than our Chairman, receive an annual retainer of $40,000 for their service on the Board of Directors (with no additional fees paid for attendance at meetings of the Board of Directors). Our Chairman receives an annual retainer of $140,000 (with no additional fees paid for attendance at meetings of the Board of Directors). The Chair of the Audit Committee receives an annual retainer of $15,000. The Chair of the Compensation Committee receives an annual retainer of $10,000. The Chair of the Nominating and Corporate Governance Committee receives an annual retainer of $5,000. All non-employee Directors receive $1,500 for attendance at each meeting of a committee of the Board of Directors, other than telephonic meetings that are held for 30 minutes or less, for which no attendance fee is paid. Each newly elected non-employee Director shall receive a deferred share unit grant equal in value to $160,000 as measured by the closing price of the Company’s Class A Common Stock (rounded down to nearest whole share) on the date of grant. The date of grant shall be the date of election to the Board unless otherwise specified by the Board or a Committee thereof. The shares underlying such stock unit grant shall be issued upon such Director’s termination of service in accordance with the 2009 Incentive Plan.

Directors who are not our employees or employees of our subsidiaries were previously eligible to participate in our: (1) Amended and Restated 1999 Incentive Compensation Plan, which we refer to as the 1999 Incentive Plan; and (2) Amended and Restated Non-Employee Directors’ Stock Option Plan, which we refer to as the Director Plan. During 2009, the 1999 Incentive Plan and the Director Plan were succeeded by the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan, which we refer to as the 2009 Incentive Plan. Awards granted under the previous plans are still valid, however no additional awards may be granted from the 1999 Incentive Plan and the Director Plan. All Directors who are not our employees or employees of our subsidiaries are currently eligible to participate in our 2009 Incentive Plan.

The 2009 Incentive Plan became effective in June 2009. As of March 31, 2010, the maximum aggregate number of shares of Class A Common Stock reserved for issuance under the 2009 Incentive Plan was 24,000,000 shares, of which 21,906,940 shares remained available for future grant. The 2009 Incentive Plan, which is administered by the Compensation Committee, provides for the issuance of various types of incentives (collectively, the “Awards”) as follows: (i) stock options and stock appreciation rights under the discretionary grant program, (ii) direct stock issuances, stock bonuses and stock issuances pursuant to restricted stock units and other share-right awards under the stock issuance program, and (iii) cash bonus awards, performance unit awards and dividend equivalent rights awarded under the incentive bonus program.

The 2009 Incentive Plan limits the maximum number of shares of common stock that may be issued to any one participant pursuant to Awards denominated in shares under the 2009 Incentive Plan in any one calendar year to 1,000,000 shares and limits the maximum dollar amount for which Awards denominated in dollars may be made to any one person in any one calendar year to $3,000,000. For any Award which is to vest on the basis of service, the minimum vesting period shall be three years, with such vesting to occur in one or more installments over that period as determined by the plan administrator, but in no event more favorably than monthly, and for any Award which is to vest on the basis of performance objectives, the performance period will have a duration of at least one year.

Each of the options granted under the 2009 Incentive Plan will have an exercise price equal to the fair market value per share of Class A Common Stock on the grant date and a maximum term of seven years measured from such date. Upon the occurrence of a change in control as defined in the 2009 Incentive Plan, if the successor corporation assumes each outstanding Award or replaces each outstanding Award with a cash incentive program which preserves the characteristics of the existing Award, each outstanding Award will not automatically accelerate in full. In addition, under the 2009 Incentive Plan, the optionee will have a limited period in which to exercise his or her vested options following cessation of Board service.

Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or other valid consideration under the Delaware General Corporation Law. Shares may also be issued as a bonus for past services without any cash purchase price required of the recipient or pursuant to share right awards or restricted stock units which entitle the recipients to receive those shares, without payment of any cash purchase price, upon the attainment of designated performance goals, completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units. For each share of Class A Common Stock issued without cash consideration pursuant to Awards under the stock issuance program, the share reserve under the 2009 Incentive Plan will be reduced by 1.55 shares.

During 2009, the following non-employee Directors were granted options to purchase shares of Class A Common Stock. All option grants listed below were made under the 2009 Incentive Plan.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share
Maureen Breakiron-Evans	10,000	June 5, 2009	$27.23
John N. Fox, Jr.	10,000	June 5, 2009	$27.23
Robert W. Howe	10,000	June 5, 2009	$27.23
John E. Klein	10,000	June 5, 2009	$27.23
Robert E. Weissman	10,000	June 5, 2009	$27.23
Thomas M. Wendel	10,000	June 5, 2009	$27.23

During 2009, the following non-employee Director was granted restricted stock units under the 2009 Incentive Plan upon appointment to the Board of Directors.

Director	Number of Restricted Stock Units (1)	Grant Date
Maureen Breakiron-Evans	5,875	June 5, 2009

(1)	The restricted stock units vest ratably on an annual basis over three years. Vested shares will be issued to Ms. Breakiron-Evans upon her termination of service in accordance with the 2009 Incentive Plan.

2009 Director Compensation Table

The following table sets forth certain information regarding the compensation of each of our non-employee Directors for the 2009 fiscal year.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Maureen Breakiron-Evans	$46,548	$160,000	$104,400	—	—	—	$310,948
John N. Fox, Jr.	$49,000	—	$104,400	—	—	—	$153,400
Robert W. Howe	$52,000	—	$104,400	—	—	—	$156,400
John E. Klein	$171,000	—	$104,400	—	—	—	$275,400
Robert E. Weissman	$55,000	—	$104,400	—	—	—	$159,400
Thomas M. Wendel	$70,000	—	$104,400	—	—	—	$174,400

(1)	Consists of amounts described under “Director Compensation.”
(2)	Represents 5,875 restricted shares granted upon appointment to the Board of Directors with an aggregate grant date fair value of $160,000 accounted for in accordance with share-based payment guidelines provided within the authoritative literature. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(3)	Represents the aggregate grant date fair value for stock options granted in the 2009 fiscal year accounted for in accordance with share-based payment guidelines provided within the authoritative literature. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(4)	As of December 31, 2009, each non-employee director had the following number of stock options outstanding: Mr. Fox, 45,000; Mr. Howe, 60,000; Mr. Klein, 120,000; Mr. Weissman, 80,000; Mr. Wendel, 80,000 and Ms. Breakiron-Evans, 10,000.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:

ELECTION OF DIRECTORS

At this Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2013, or until their successors shall have been duly elected and qualified.

We currently have eight (8) Directors. A majority of votes cast is required for the election of directors.

A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard is the plurality of votes cast.

In accordance with our Amended and Restated By-laws and Corporate Governance Guidelines, the Board will nominate for election or re-election as a Director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any Director who tenders his or her resignation pursuant to this provision of our Corporate Governance Guidelines may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

As set forth in our Restated Certificate of Incorporation, the terms of office of the members of the Board of Directors are divided into three classes: Class I, whose term currently expires at the 2010 Annual Meeting of Stockholders and whose new term will expire at the 2013 Annual Meeting of Stockholders; Class II, whose term will expire at the 2011 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2012 Annual Meeting of Stockholders. The current Class I Directors are John E. Klein, Lakshmi Narayanan and Maureen Breakiron-Evans, the current Class II Directors are Robert W. Howe and Robert E. Weissman and the current Class III Directors are Francisco D’Souza, John N. Fox, Jr. and Thomas M. Wendel.

At each Annual Meeting of Stockholders, the successors to Directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors remove or shorten the term of any incumbent Director. This classification of our Board of Directors may have the effect of delaying or preventing changes in control or management of our Company.

All Directors hold office until the expiration of their respective term and until their successors are duly elected and qualified. There are no family relationships among any of our executive officers, Directors and key employees.

It is the intention of the persons named in the enclosed form of proxy to vote the shares of Class A Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our Directors. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2013 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Maureen Breakiron-Evans	55	2009	Director

John E. Klein	68	1998	Chairman of the Board and Director

Lakshmi Narayanan	57	2003	Vice Chairman and Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Maureen Breakiron-Evans was elected to the Board of Directors in May 2009. Ms. Breakiron-Evans served as Chief Financial Officer of Towers Perrin from January 2007 until April 2008, where she was the head of Financial Resources and responsible for the firm’s financial strategy. From February 2005 until October 2006, Ms. Breakiron-Evans served as Vice President and General Auditor of CIGNA Corporation where she was responsible for managing the enterprise risk management and internal audit functions. From 2001 to 2004, Ms. Breakiron-Evans served as Executive Vice President and Chief Financial Officer at Inovant, LLC, which is VISA’s captive technology development and transaction processing company. Prior to that, Ms. Breakiron-Evans held several positions at Transamerica Corporation in San Francisco including Vice President and General Auditor, Vice President of Control and Services and President of Transamerica Business Technologies Corp. Ms. Breakiron-Evans began her career as a financial auditor, ultimately serving as an Audit Partner with Arthur Andersen & Co. Ms. Breakiron-Evans also served as a director of ING Direct, an Internet bank, from November 2005 until March 2007. Ms. Breakiron-Evans received a Bachelor of Business Administration degree from Stetson University, a Master of Business Administration degree from Harvard Business School and a Master of Liberal Arts degree from Stanford University. She is also a Certified Public Accountant in the State of California.

John E. Klein was elected to the Board of Directors in March 1998 and elected to serve as our Chairman of the Board in December 2003. Mr. Klein currently serves as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies, where he has been employed since 1994. Prior to that, Mr. Klein held various positions at various companies, including President and Chief Executive Officer of MDIS Group PLC, a UK listed software and services company. In addition, Mr. Klein also served as Chairman of Glovia International and PRO IV Limited, two enterprise software and services companies. Prior to 1995, Mr. Klein was a Vice President for both Digital Equipment and IBM. Mr. Klein also serves as a director of Arxan Technologies, Inc., a security software solutions company. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.

Lakshmi Narayanan was appointed Vice Chairman of the Board of Directors, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan serves on the board of directors and as the Chairman of the Governance Committee of TVS Capital Funds Limited. Mr. Narayanan is the Chairman of the Board of ICT Academy of Tamil Nadu, a not for profit training and research institution established in a partnership model between the Government of India, IT Industry and the Confederation of Indian Industry. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

Continuing Members of the Board of Directors:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2011 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Robert W. Howe	63	1999	Director

Robert E. Weissman	68	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Robert W. Howe was elected to the Board of Directors in April 1999. Mr. Howe currently serves as Chairman of the Board of Directors of ADS Financial Services Solutions (“ADS”), a provider of information technology services to the financial services industry. He has held such position since January 1994. From January 1994 to December 2003, Mr. Howe served as Chairman and Chief Executive Officer of ADS and from March 1980 to January 1994, Mr. Howe served as its President. Mr. Howe serves on the board of directors of several private companies. Mr. Howe holds a Bachelor of Arts degree from Boston College.

Robert E. Weissman was elected to the Board of Directors in May 2001. Mr. Weissman retired in January 2001 after nearly thirty years serving as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health, a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS Health until March 1999. Prior to his position with IMS Health, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation. Prior to his election as Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation, he held the position of President and Chief Operating Officer of that company since 1985. Mr. Weissman joined The Dun & Bradstreet Corporation in May 1979, when The Dun & Bradstreet

Corporation acquired National CSS, a computer time-sharing company, of which he was President and Chief Executive Officer. Since his retirement, Mr. Weissman has been active as Chairman of Shelburne Partners, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman is a director of the following public companies: State Street Corporation, Pitney Bowes, Inc. and Information Services Group Inc. Mr. Weissman is also a member of the Advisory Board for Affinnova, Inc., a privately held market research firm. Mr. Weissman graduated from Babson College in 1964. He serves on Babson’s Board of Trustees, and received an honorary Doctor of Laws degree from Babson in 1995.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2012 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Francisco D’Souza	41	2007	Chief Executive Officer, President and Director

John N. Fox, Jr.	67	2007	Director

Thomas M. Wendel	73	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Francisco D’Souza was appointed President and Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza serves on the Board of Trustees of Carnegie-Mellon University and the Board of Trustees of The New York Hall of Science. Mr. D’Souza also is a member of the Business Roundtable. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie-Mellon University.

John N. Fox was appointed to the Board of Directors in December 2007. Mr. Fox formerly served as Vice Chairman of Deloitte & Touche LLP and Global Director, Strategic Clients for Deloitte Consulting, from 1998 until 2003. Mr. Fox held various other positions with Deloitte Consulting from 1968 to 2003, and in addition to his responsibilities as Vice Chairman and Global Director, he also served on Deloitte Touche Tohmatsu’s board of directors and was a member of the Governance (Executive) Committee from 1998 to 2003. Mr. Fox currently serves as a Trustee for Wabash College and Steppenwolf Theatre Company and has been a member of the board of directors of VASCO Data Security International, Inc. since April 2005. Mr. Fox received his Bachelor of Arts degree from Wabash College and his Master of Business Administration degree from the University of Michigan.

Thomas M. Wendel was elected to the Board of Directors in June 2001. In July 2000, Mr. Wendel retired as the Chairman of the Board, President and Chief Executive Officer of Bridge Information Systems, a global financial information, transaction services, and network services company. Prior to joining Bridge in 1995, Mr. Wendel was founding President and Chief Executive Officer of Liberty Brokerage Inc., a major US government securities brokerage firm. Mr. Wendel previously served in various positions at Paine Webber, Inc., including Chief Financial Officer, Executive Vice President and Managing Director. Prior to joining Paine

Webber in 1982, Mr. Wendel was Senior Vice President and Chief Financial Officer of Pan American World Airways. Mr. Wendel holds a Bachelor of Science degree in Mathematics from Ursinus College, a Master of Arts in Economics from San Jose State College, and a Master in Business Administration from the University of Santa Clara.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is composed of a diverse group of leaders in their respective fields. Many of the current Directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other Directors have experience as officers or trustees of significant academic, research and philanthropic institutions, which brings unique perspectives to the Board. Further, the Company’s Directors have other experience that makes them valuable members, such as prior public policy or regulatory experience that provides insight into issues faced by companies.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members that have led the Nominating and Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

Maureen Breakiron-Evans

• Global business experience as the Chief Financial Officer of Towers Perrin, Executive Vice President of VISA/Inovant, General Auditor of CIGNA Corporation and various executive positions at Transamerica Corporation.

• Enterprise Risk Management experience at each of the above named companies.
• Audit Partner at Arthur Andersen & Co.
• Outside board and audit committee experience as a director of ING Direct.
• Certificate Public Accountant.

Francisco D’Souza	• Global business experience in various roles with our Company as well as The Dun & Bradstreet Corporation over the past eighteen years.
• Over twenty years experience in the technology industry.

• Member of the Business Roundtable, an association of chief executive officers of leading U.S. companies that develops, recommends and advocates for innovative policy solutions that help expand U.S. economic opportunity.

• Experience as a trustee of a charitable organization.
• Experience as a university trustee.

John N. Fox, Jr.	• Global business experience as Vice Chairman at Deloitte & Touche LLP and Global Director at Deloitte Consulting.

• Over thirty-four years experience consulting and advising clients on large scale, complex transactions, including strategic initiatives, new business models, reengineered business processes, merger integration and organizational change.

• Experience as a college trustee.
• Outside board experience as a director of VASCO Data Security International, Inc.

Robert W. Howe	• Global business experience as Chief Executive Officer of ADS.
• Outside board experience as a director of ADS, Darling Consulting Group and Lee Kennedy Company.

John E. Klein	•Over thirty-five years experience in the high technology field with global firms such as IBM, Digital Equipment and MDIS.
•Global business experience as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies.
•Outside board experience as a director of various software and servicing companies.

Lakshmi Narayanan	•Over thirty years experience in the technology field.

•Affiliation with a leading software and services organization. Former Chairman of the National Association of Software and Services Companies (NASSCOM). Continues to serve on the Past Chairmen’s council on policy matters.

•Directed the course of the industry by managing large programs.
•Member of the Governments’ Competitiveness Council on manufacturing.

•Outside board experience as a director of TVS Capital Funds Limited, US India Business Council (USIBC), a trade and investment promotion council, and certain charitable foundations, including United Way of Chennai, a chapter of United Way Worldwide, and the Cognizant Foundation.

Robert E. Weissman	•Over thirty years experience as Chief Executive Officer of several public corporations.
•Private equity management experience as Chairman of Shelburne Investments, a private investment company working with emerging companies in the United States and Europe.

•Affiliation with leading business and public policy associations (including the Business Roundtable, the Institute of Management Accountants, the Society of Manufacturing Engineers, the Institute of Electrical and Electronic Engineers, and the Committee for Economic Development).

•Outside board experience as a director of State Street Corporation, Pitney Bowes, Inc. and Information Services Group.
•Experience as a college trustee.

Thomas M. Wendel	•Global business experience as Chairman, President and Chief Executive Officer of Bridge Information Systems.
•Founder of Liberty Brokerage, Inc.
•Experience as Chief Financial Officer, Executive Vice President and Managing Director of Paine Webber, Inc. and Senior Vice President and Chief Financial Officer of Pan American World Airways.
•Outside board experience as a director of several public and private companies.

PROPOSAL 2:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors amended and restated our 2004 Employee Stock Purchase Plan (the “Plan”) on April 1, 2010, and is submitting the amended and restated Plan to our stockholders for approval. The primary purpose for the amendment and restatement of the Plan and the request for stockholder approval at this time is to increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 6,000,000 shares to 9,000,000 shares. However, as part of the amendment and restatement, our Board of Directors also approved the following modifications to the Plan:

•

Clarified the limit on the number of shares of Class A Common Stock that may be purchased by participants under the Plan such that effective for each purchase period beginning on or after January 1, 2010, no participant may purchase more than $25,000 worth of our Class A Common Stock (valued at the time each purchase right is granted) on any one purchase date.

•

Eliminated the “trust administration option” whereby payroll deductions collected from participants could be deposited regularly into a trust established by us with an institutional trustee, with the return from the investment of those payroll deductions to be distributed to participants.

•

Clarified the list of transactions resulting in a change affecting the outstanding Class A Common Stock that will result in equitable adjustments being made to the number and class of securities issuable under the Plan, certain purchase limitations under the Plan and outstanding purchase rights under the Plan.

Should the amended and restated Plan not be approved by the stockholders, then the number of shares of Class A Common Stock reserved for issuance thereunder will not be increased, however, all other changes to the Plan will be implemented and the amended and restated Plan will continue in full force and effect until the Plan’s termination date in accordance with the provisions of the Plan.

A summary of the material features of the Plan is set forth below. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix A to this proxy statement.

Material Terms of the Plan

General. The Plan provides for eligible employees to designate in advance of specified purchase periods a percentage of compensation to be withheld from their pay and applied toward the purchase of shares of our Class A Common Stock. The 2004 Employee Stock Purchase Plan was originally adopted by the Board of Directors effective April 1, 2004 and approved by our stockholders on May 26, 2004. The amended and restated Plan was adopted by the Board of Directors on April 1, 2010, subject to stockholder approval at the 2010 Annual Meeting.

Administration. The Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto are final and conclusive.

Stock Subject to the Plan. The number of shares of our Class A Common Stock reserved for issuance under the Plan will be limited to 9,000,000 shares, including the 3,000,000 subject to stockholder approval pursuant to this Proposal 2. The shares issuable under Plan may be made available from authorized but unissued shares of our Class A Common Stock or from shares of Class A Common Stock repurchased by us, including shares repurchased on the open market.

Should any change be made to our outstanding Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Class A Common Stock as a class without our receipt of consideration or should the value of the outstanding shares of our Class A Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments will be made by the Compensation Committee to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities purchasable per participant on any one purchase date, (iii) the maximum number and/or class of securities purchasable in total by all participants on any one purchase date and (iv) the number and/or class of securities and the price per share in effect under each outstanding purchase right. The adjustments will be made in such manner as the Compensation Committee deems appropriate, and such adjustments shall be final, binding and conclusive.

Offering Periods and Purchase Rights. Shares of our Class A Common Stock will be offered for purchase under the Plan through a series of successive purchase periods. Unless otherwise specified by the Compensation Committee prior to the start of the applicable purchase period, each purchase period will have a duration of three (3) months, and purchase periods will commence on the first business day of January, April, July and October each year and end on the last business day of March, June, September and December each year.

Purchase Price. The purchase price per share of the Class A Common Stock sold under the Plan for any purchase period will be equal to the lesser of (a) 90% of the “fair market value” of a shares of Class A Common Stock on the first day of such purchase period, or (b) 90% of the “fair market value” of a share of Class A Common Stock on the last day of such purchase period. The fair market value will be deemed to be the last reported sales price of the Class A Common Stock on the purchase date as reported by the principal exchange on which such stock is listed and traded, or in the event there is no trading on such date, on the first previous date on which there is such trading. As of March 31, 2010, the fair market value per share of our Class A Common Stock was $50.98.

Eligibility. Each of our employees and each employee of our designated subsidiaries (except short-term, part-time, or seasonal employees) is eligible to participate in the Plan, provided he or she is not deemed, for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of our total combined voting power or value of all classes of our stock.

As of March 31, 2010, approximately 13,800 employees, including 4 executive officers, were eligible to participate in the Plan.

Enrollment/Payroll Deductions. In order to purchase shares pursuant to the Plan, an eligible employee must enroll through our online enrollment system in advance of the first day of the purchase period. By doing so, the employee becomes a participant in the Plan. In connection with enrollment, each eligible employee authorizes contributions to the Plan through regular payroll deductions, effective as of the first day of the relevant purchase period. A Participant authorizes payroll deductions from his or her cash W-2 compensation, as defined in the Plan, for each payroll period, as a specified percentage of such compensation, not less than 1% and not more than 15%, in multiples of 1%. The amount of payroll deduction must be established at the beginning of a purchase period and may not be altered, except for complete discontinuance. The payroll deductions authorized by a participant are credited to a book account maintained for the participant.

The accumulated contributions will automatically be applied to the acquisition of shares of Class A Common Stock on the last day of each purchase period. Accordingly, on each such purchase date, each participant’s payroll deductions accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of Class A Common Stock at the purchase price in effect for that purchase date.

Any balance remaining in a participant’s book account at the end of a purchase period (not in excess of the purchase price of one share of Class A Common Stock) will be carried forward into the participant’s account for the following purchase period.

If, as of any one purchase date, the aggregate funds available for the purchase of shares of Class A Common Stock would result in a purchase of shares in excess of the maximum number of shares then available for purchase under the Plan, the number of shares which would otherwise be purchased by each participant on the purchase date will be reduced by a factor relative to the payroll deduction accumulation for each participant. After the number of shares which would otherwise be purchased by participants is reduced on the purchase date, the entire balance remaining credited to the account of each participant after the purchase of the applicable number of shares of Class A Common Stock is completed on the purchase date will be refunded to each such participant.

Special Limitations. The Plan imposes certain limitations upon a participant’s rights to acquire shares of Class A Common Stock under the Plan, including the following limitations:

•

Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our Class A Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•

Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•

Effective for purchase periods beginning on or after January 1, 2010, no participant may purchase more than $25,000 worth of our Class A Common Stock (valued at the time each purchase right is granted) on any one purchase date.

The Plan administrator will have the discretionary authority to increase or decrease the per participant purchase limitation as of the start date of any new purchase period under the Plan, with the new limit to be in effect for that purchase period and each subsequent purchase period. The applicable limitation will be adjusted for any stock split, stock dividend, stock reclassification or similar transaction affecting the number of shares of our outstanding common stock without our receipt of consideration.

Change in Control. If we are the surviving corporation in any merger, reorganization or other business combination, any purchase right granted under the Plan will cover the securities or other property to which a holder of the number of shares of our Class A Common Stock would have been entitled pursuant to the terms of the merger. In the event of our dissolution or liquidation or a merger or consolidation in which we are not the surviving entity shall cause every purchase right outstanding under the Plan to terminate.

Termination of Purchase Rights. A participant may withdraw from the Plan at any time prior to the next scheduled purchase date, and his or her accumulated payroll deductions or other permitted contributions for the purchase period will be refunded immediately.

A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status for any reason other than retirement on or after attaining age 55. Any payroll deductions or other permitted contributions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock. Upon a participant’s retirement on or after attaining age 55, his or her accumulated payroll deductions or other permitted contributions will, at the participant’s election, be refunded immediately or applied to the purchase of shares of our Class A Common Stock on the next scheduled purchase date.

Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability. No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Term/Amendment. The term of the Plan will continue in effect until all shares reserved for issuance have been granted to participants, unless terminated earlier by our Board of Directors. The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action will adversely affect options theretofore granted under the Plan, and provided that no such action by the Board of Directors, without approval of the Company’s stockholders, may: (i) increase the total number of shares of Class A Common Stock available for issuance under the Plan; (ii) change the class of employees eligible to participate in the Plan; (iii) decrease the minimum purchase price formula; (iv) extend a purchase period, or (v) extend the term of the Plan.

2004 Employee Stock Purchase Plan Purchases

The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and the other individuals and groups indicated, the number of shares of our common stock purchased under the Plan from January 1, 2009 through March 31, 2010 and the weighted average purchase price paid per share.

Name and Position	Number of Shares Purchased (#)	Weighted Average Purchase Price ($)
Francisco D’Souza	—	$—
President and Chief Executive Officer
Gordon J. Coburn	1,841	$24.43
Chief Financial and Operating Officer and Treasurer
Ramakrishnan Chandrasekaran(1)	—	$—
President and Managing Director, Global Delivery
Rajeev Mehta	1,841	$24.43
Chief Operating Officer, Global Client Services
Steven Schwartz	—	$—
Senior Vice President and General Counsel
All Named Executives as a group (5 persons)(1)	3,682	$24.43
All employees, including current officers who are not Named Executives, as a group (3,960 persons)(1)	1,058,201	$25.57

(1)	Mr. Chandrasekaran, Mr. Narayanan and our non-employee Directors are not eligible to participate in the Plan.

New Plan Benefits

No purchase rights will be granted on the basis of the increase to the share reserve of the Plan unless our stockholders approve the amended and restated Plan at the 2010 Annual Meeting.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Plan and with respect to the sale of common stock acquired under the Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the purchase period in which such shares were acquired or within one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will generally be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the purchase period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) ten percent (10%) of the fair market value of the shares on the start date of that purchase period, and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) ten percent (10%) of the fair market value of the shares on the start date of the purchase period in which those shares were acquired.

Accounting Treatment

The grant date fair value of each purchase right granted will be charged as a direct compensation expense to our reported earnings over the purchase period to which that purchase right pertains. The grant-date fair value of each such purchase right will be determined in accordance with an appropriate Black-Scholes option valuation formula that satisfies the standards of the authoritative literature for share-based awards.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the amendment and restatement of our 2004 Employee Stock Purchase Plan.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has, subject to stockholder approval, retained PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2009. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.

The Board of Directors unanimously recommends a vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Capacities in Which Served	In Current Position Since
Francisco D’Souza(1)	41	Chief Executive Officer, President and Director	2007
Lakshmi Narayanan(2)	57	Vice Chairman and Director	2007
Gordon J. Coburn(3)	46	Chief Financial and Operating Officer and Treasurer	2007
Ramakrishnan Chandrasekaran(4)	52	President and Managing Director, Global Delivery	2006
Rajeev Mehta(5)	43	Chief Operating Officer, Global Client Services	2006
Steven Schwartz(6)	42	Senior Vice President, General Counsel and Secretary	2007

(1)	Francisco D’Souza was appointed President and Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza serves on the Board of Trustees of Carnegie Mellon University and the Board of Trustees of The New York Hall of Science. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie Mellon University.
(2)	Lakshmi Narayanan was appointed Vice Chairman of the Board of Directors, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan serves on the board of directors and as the Chairman of the Governance Committee of TVS Capital Funds Limited. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.
(3)	Gordon Coburn was appointed Chief Operating Officer, effective January 1, 2007. Mr. Coburn continues to serve as our Chief Financial Officer and Treasurer, positions he has held since his election in March 1998. Mr. Coburn served as our Executive Vice President from December 2003 through December 2006. From November 1999 to December 2003, he served as our Senior Vice President. He previously was our Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director—Group Finance & Operations for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn serves on the board of directors of Corporate Executive Board Company and he also served on the board of directors of ICT Group, Inc. until its acquisition on February 2, 2010. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.

(4)	Ramakrishnan Chandrasekaran was appointed President and Managing Director, Global Delivery in August 2006. Mr. Chandrasekaran served as our Executive Vice President and Managing Director from January 2004 through July 2006. Prior to that, from November 1999 to January 2004, he served as our Senior Vice President responsible for the ISV relationships, key alliances, capacity growth, process initiatives, business development and offshore delivery. Mr. Chandrasekaran joined us as Assistant Vice President in December 1994, before getting promoted to Vice President in January 1997. Mr. Chandrasekaran has more than 20 years of experience working in the IT services industry. Prior to joining us, Mr. Chandrasekaran worked with Tata Consultancy Services. Mr. Chandrasekaran holds a Mechanical Engineering degree and Master of Business Administration degree from the Indian Institute of Management.
(5)	Rajeev Mehta was appointed Chief Operating Officer, Global Client Services in August 2006 and is responsible for our sales, business development and client relationship management organizations. Mr. Mehta, who joined Cognizant in 1997, most recently served as Senior Vice President and General Manager of our Financial Services Business Unit, a position he held from June 2005 to August 2006. From November 2001 to June 2005, he served as our Vice President and General Manager of our Financial Services Business Unit. From January 1998 to November 2001, Mr. Mehta served as our Director of the U.S. Central Region. Mr. Mehta served as our Senior Manager of Business Development from January 1997 to January 1998. Prior to joining Cognizant in 1997, Mr. Mehta was involved in implementing GE Information Services offshore outsourcing program and also held consulting positions at Deloitte & Touche and Andersen Consulting. Mr. Mehta holds a Bachelor of Science degree from the University of Maryland and a Master of Business Administration degree from Carnegie-Mellon University.
(6)	Steven Schwartz was named Senior Vice President, General Counsel and Secretary in July 2007, having global responsibility for managing Cognizant’s legal function. Mr. Schwartz, who joined Cognizant in 2001, most recently served as Vice President and General Counsel, a position he held from March 2003 to July 2007. From April 2002 to March 2003, he served as our Vice President and Chief Corporate Counsel. From October 2001 to December 2002, he served as our Chief Corporate Counsel. Mr. Schwartz also serves as our Chief Legal Officer. Mr. Schwartz serves on the board of directors of Information Technology Industry Council. Mr. Schwartz holds a Bachelor of Business Administration degree from the University of Miami, a Juris Doctor degree from Fordham University School of Law and an Master of Law (in Taxation) degree from the New York University School of Law.

None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Class A Common Stock

As of March 31, 2010, there were approximately 212 holders of record and 48,595 beneficial holders of our Class A Common Stock. The following table sets forth certain information, as of March 31, 2010, with respect to holdings of each class of our Class A Common Stock by (i) each person known by us to beneficially own more than 5% of the total number of shares of each class of Class A Common Stock outstanding as of such date, (ii) each of our Directors (which includes all nominees), (iii) each of our Named Executives, and (iv) all Directors and executive officers as a group. This information is based upon information furnished to us by each such person and/or based upon public filings with the SEC. Unless otherwise indicated, the address for the individuals below is our address. Except as otherwise noted below or except for shares of our Class A Common Stock held in brokerage accounts which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
(i) Directors (which includes all nominees) and Named Executives:
Francisco D’Souza(3)	916,083	*
Gordon J. Coburn(4)	203,771	*
Lakshmi Narayanan(5)	1,560,000	*
Ramakrishnan Chandrasekaran(6)	251,934	*
Rajeev Mehta(7)	308,054	*
Steven Schwartz(8)	209,856	*
Maureen Breakiron-Evans(9)	—	*
John N. Fox, Jr.(10)	30,000	*
Robert W. Howe(11)	60,592	*
John E. Klein(12)	493,700	*
Robert E. Weissman(13)	526,988	*
Thomas M. Wendel(14)	175,000	*
(ii) All Directors and executive officers as a group (12 persons)(15)	4,735,978	1.6%

*	Less than one percent.
(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by such stockholder.
(2)	Applicable percentage of ownership is based on an aggregate of 299,379,643 shares of Class A Common Stock outstanding on March 31, 2010. Such percentage also takes into account the Class A Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 31, 2010, including, but not limited to, through the exercise of options which are currently exercisable or which will become exercisable within such sixty (60)-day period; however, such Class A Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Exchange Act.
(3)	Includes 184,023 shares of Class A Common Stock owned of record and 732,060 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 451,727 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(4)	Includes 16,271 shares of Class A Common Stock owned of record and 187,500 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 286,913 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.

(5)	Represents 1,560,000 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 90,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(6)	Includes 19,934 shares of Class A Common Stock owned of record and 232,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 206,345 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(7)	Includes 41,054 shares of Class A Common Stock owned of record and 267,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 225,430 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(8)	Includes 1,856 shares of Class A Common Stock owned of record and 208,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 91,008 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(9)	Excludes 15,875 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.
(10)	Represents 30,000 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(11)	Includes 15,592 shares of Class A Common Stock owned of record and 45,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(12)	Includes 428,700 shares of Class A Common Stock owned of record and 65,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(13)	Includes 461,988 shares of Class A Common Stock owned of record and 65,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(14)	Includes 110,000 shares of Class A Common Stock owned of record and 65,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2010 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(15)	Includes an aggregate of 1,279,418 shares of Class A Common Stock owned of record and 3,456,560 shares of Class A Common Stock underlying options granted to our Directors and executive officers which are exercisable as of March 31, 2010 or within 60 days after such date. Excludes 1,442,298 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

During 2009 there were no transactions or series of transactions between the Company and its directors, executive officers or 5% stockholders other than such matters disclosed herein under the captions “Executive Compensation” and “Election of Directors—Compensation of Directors.”

Review of Related Person Transactions

The Audit Committee of the Company is responsible for reviewing and approving all transactions between us and any related person. Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. This obligation is set forth in our Audit Committee Charter. In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of the Directors and as individual directors. The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. To identify related person transactions, each year, we require each of our directors, director nominees and executive officers to complete a disclosure questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

In addition, our Code of Ethics describes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest to, in the case of employees, notify our Chief Compliance Officer or General Counsel, or in the case of executive officers and directors, notify our General Counsel or Board of Directors. A copy of our Code of Ethics is posted in the “About Us” section of the “Company” page of our website under the “Corporate Governance” tab located at www.cognizant.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Except as set forth below, based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons. Each of Messrs. Coburn, D’Souza, Mehta, Chandrasekaran and Schwartz did not timely file a Form 4 with respect to the first quarterly vesting of certain restricted stock units granted on December 9, 2008, which vested on March 9, 2010. Each transaction was reported on a Form 4 dated March 17, 2009. In addition, Mr. Howe did not timely file a Form 4 with respect to a gift of Class A Common Stock on March 26, 2009. This transaction was reported on a Form 4 dated March 4, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In spite of the continued economic slowdown in 2009, the Company experienced industry leading performance for 2009 with year-over-year revenue growth of 16.4%. Our business segments had year-over-year revenue growth ranging from 9.5% to 27.5%, and we continued to expand our service offering enabling us to provide better support to our customers, including strengthening our offerings in consulting, infrastructure management and business and knowledge process outsourcing. We increased penetration at existing customers, including strategic customers and we benefited from the continued expansion of the market for global delivery of IT services and business process outsourcing. The Compensation Committee took into account the Company’s strong performance relative to the industry during 2009 by making certain restricted and performance stock unit grants as described in more detail below. The Company viewed these grants as necessary to properly align the pay to our executives with the Company’s strong performance. At the request of our Named Executives, the Compensation Committee did not change base salary and target annual non-equity incentive compensation for our Named Executives during 2009.

Overview of Compensation Program and Philosophy

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executives who are identified in the 2009 Summary Compensation Table below. The Named Executives are the individuals who serve as our President and Chief Executive Officer; Chief Financial and Operating Officer; Chief Operating Officer, Global Client Services; President and Managing Director, Global Delivery; and Senior Vice President and General Counsel.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee operates under a written charter adopted by our Board of Directors and is comprised entirely of independent, non-employee directors as determined in accordance with various NASDAQ Stock Market, SEC and Internal Revenue Code rules. The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter.

The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•

Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

We believe our approach to goal setting and setting of targets with payouts at multiple levels of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. In addition, we believe that the mix of equity award instruments used under our long-term incentive program that includes full value awards as well as the multi-year vesting of our equity awards also mitigates risk and properly account for the time horizon of risk.

Determination of Competitive Compensation and Engagement of Compensation Consultant

To achieve its objectives for our executive compensation program, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other growth technology companies that compete with us for executive talent and has periodically engaged an independent consultant to provide additional assurance that the Company’s executive compensation programs are reasonable and consistent with its objectives. The consultant reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. Although the Compensation Committee reviews the compensation practices of our peer companies as described below, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, as described below, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each Named Executive as well as the Company’s overall financial performance. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly-competitive, rapidly changing market.

The Compensation Committee engaged Towers Watson (formerly Watson Wyatt) in late 2007 to review all elements of executive compensation, benchmark such compensation in relation to other comparable companies with which we compete for executive talent and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages which will result in the attainment of our short-term and long-term strategic objectives. Towers Watson benchmarked our executive compensation against a group of similarly sized technology-related firms based on revenue and similarly sized technology-related firms based on headcount.

In addition, in late 2008, the Compensation Committee again engaged Towers Watson to review all elements of executive compensation based on updated benchmark data. The Compensation Committee asked Towers Watson to update the benchmark data to take into account the compensation data in 2008 proxy filings for purposes of making equity grants and for setting 2009 compensation. The December 2008 stock option and restricted stock units grants to Messrs. D’Souza, Coburn, Chandrasekaran, Mehta and Schwartz described below under “Long-Term Incentives—Stock-Based Awards” were based in part on the recommendations of this Towers Watson study. In reviewing the recommendations of the Towers Watson study, the Compensation Committee determined it appropriate to establish a target compensation value that should be delivered to each Named Executive through long-term equity awards based on the factors discussed below in the section entitled “Long-Term Incentives—Stock-Based Awards.”

Again, in late 2009, the Compensation Committee engaged Towers Watson to review all elements of executive compensation based on updated benchmark data. The Compensation Committee asked Towers Watson to update the benchmark data to take into account the compensation data in 2009 proxy filings for purposes of making equity grants and for setting 2010 compensation. The December 2009 restricted stock units and performance stock unit grants to Messrs. D’Souza, Coburn, Chandrasekaran, Mehta and Schwartz described below under “Long-Term Incentives—Stock-Based Awards” were based in part on the recommendations of this Towers Watson study. Towers Watson benchmarked our executive compensation against a group of similarly sized technology-related firms based on revenue and similarly sized technology-related firms based on headcount, including: Alliance Data Systems Corp., Autodesk Inc., CACI International Inc., Ciber Inc., Fiserv Inc., Micro Systems Inc., MPS Group Inc., Network Appliance Inc., SRA International Inc., Affiliated Computer Systems Inc., Automatic Data Processing Inc., DST Systems Inc., Hewitt Associates Inc., Sykes Enterprises Inc., and Unisys Inc.

Components of Compensation

Our executive compensation program utilizes three primary components to achieve the foregoing objectives. These three components comprise an executive’s total direct compensation: base salary, non-equity incentive awards for annual financial performance, and periodic stock-based awards. Prior to 2007, equity compensation was granted primarily in the form of stock options which derived their value from appreciation of the market price of our Class A Common Stock. As discussed in more detail below, grants of performance-based stock units were introduced in 2007 and grants of restricted stock units were introduced in 2008.

Base Salary

The Compensation Committee reviews the base salaries of our Named Executives on an annual basis. The primary objective of the base salary component of an executive’s total direct compensation is to provide financial stability and certainty through market competitive salary levels, recognizing experience, knowledge, skills, relative value and sustained contribution to our company. We make periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position and our financial situation. Consideration is also given to relative responsibility, seniority, experience and performance of each individual Named Executive. No specific weight was assigned to any of the above criteria relative to the Named Executives’ compensation. The Compensation Committee does not attempt to set compensation components to meet specific benchmarks because the Compensation Committee believes that excessive reliance on benchmarking is detrimental to stockholder interests because it can result in compensation that is unrelated to the value delivered by the Named Executives. In addition, base salaries are also set to the location of our executives, such as with Mr. Chandrasekaran based in India and Messrs. D’Souza, Coburn, Mehta and Schwartz based in the United States.

For 2009, at the request of our Named Executives in recognition of the global financial crisis, the Compensation Committee made the decision to keep 2009 base salaries the same as 2008 for each Named Executive.

The Compensation Committee believes base salaries are generally still at or below the 50th percentile for companies of similar size, value and complexity to our Company today. As a result, on a longer-term basis, the Compensation Committee expects to continue to advance its objective of moving away from large equity awards which were more typical during the initial phases of our Company’s growth and bringing base salary closer to market comparables for base salary levels in effect for officers at companies with which we compete for executive management.

Annual Non-Equity Incentive

We have designed our annual non-equity incentive program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of organizational financial goals and by recognizing superior performance. The annual cash incentive bonuses are intended to compensate individuals for the achievement of these goals. The Compensation Committee determines actual cash incentive bonuses after the end of the fiscal year based upon the Company’s performance.

The Compensation Committee believes that each Named Executive’s annual cash incentive bonus should be based upon the achievement of financial goals, which are tied to metrics that are valued by our stockholders. The Company and its Compensation Committee believe that our stockholders value and measure the performance of the Named Executives based principally on the growth of revenue, earnings and cash flow, and thus incentive targets based upon revenue, earnings and Days Sales Outstanding (DSO) are the most appropriate. Over the past several years, one of our principal goals has been to grow revenue at an industry-leading pace, while maintaining operating margin and DSO. The annual cash incentive bonus target has been set in an effort to achieve this operating performance. We set annual incentive target levels for our Named Executives based on a percentage of their salary. For 2009, the applicable percentages were as follows:

Name	2009 Target Bonus Award	Percentage of Salary Payable at Target Award Level
Francisco D’Souza	$362,880	70%
Gordon Coburn	$326,592	70%
Ramakrishnan Chandrasekaran	$113,400	70%
Rajeev Mehta	$260,400	70%
Steven Schwartz	$187,000	55%

The Compensation Committee determined the revenue (subject to certain adjustments), earnings (before interest, taxes, depreciation, amortization and stock-based compensation costs and related fringe benefit taxes, subject to certain adjustments), and DSO targets for the 2009 fiscal year that would be used for each of the Named Executives, and it also set a minimum and maximum threshold for each component of the annual incentive target as shown in the table below.

	Threshold	Target	Maximum
	(dollars in thousands)
Revenue	$3,069,771	$3,182,424	$3,379,565
Earnings	$683,876	$708,973	$752,891
Days sales outstanding	81	70	60
Payout as a percent of target	50%	100%	200%

In addition, the Compensation Committee determined that the weighting of the components of the annual cash incentive bonus target would be:

•	Achievement of revenue target—50%

•	Achievement of earnings target—40%

•	Achievement of DSO target—10%

Due to the high growth objectives set for the revenue and earnings components, there was substantial uncertainty at the time the Compensation Committee established the performance goals for 2009 as to the likelihood of the Company’s attainment of the targeted levels of performance.

The maximum amount a Named Executive can earn under the annual cash incentive bonus plan is 200% of the target bonus amount, and for performance below the threshold level, no bonus will be paid for a particular component. Based on the 2009 corporate performance against the metrics described above, the Compensation Committee approved the following annual bonus payments to the Named Executives:

Name	2009 Bonus Award	Award as Percentage of Target Award Opportunity
Francisco D’Souza	$590,216	162.6%
Gordon Coburn	$531,195	162.6%
Ramakrishnan Chandrasekaran	$184,443	162.6%
Rajeev Mehta	$423,535	162.6%
Steven Schwartz	$304,151	162.6%

Long-Term Incentives—Stock-Based Awards

We provide long-term incentive compensation through stock-based awards. Prior to 2008, we made such awards in the form of stock options and/or performance-based stock units that vest over multiple years. During 2008, based upon Towers Watson’s study, our Compensation Committee modified its strategy on the use of stock-based compensation to include the use of restricted stock units. Our Compensation Committee continued such strategy during 2009 with the awards of restricted stock units and performance-based stock units to our Named Executives. We believe that such restricted stock units and performance-based stock units are a valuable component of our long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on our outstanding shares, our desire to make a portion of our Named Executives’ compensation less subject to market volatility, and to create a retention mechanism which creates the incentive to maximize shareholder value.

The Compensation Committee currently plans to use a combination of stock options, performance-based stock units, and restricted stock units in future years. We believe that stock-based grants provide our executive officers with a strong incentive to manage the Company from the perspective of an owner with an equity stake in the long-term success of the business, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention, because this feature provides an incentive to our executive officers to remain in our employ during the vesting period.

In considering the grants for the 2009 fiscal year, the Compensation Committee first established a target compensation value that it wanted to deliver to the Named Executives through long-term equity awards. In doing so, the Compensation Committee took into account various factors, including the number of stock options, restricted stock units and performance share units that each of our executive officers had previously been awarded, the gains realized in connection with prior option grants and the number of vested and unvested options held by that individual, the expected value of outstanding performance share units, the base salary of the executive officer and the heavy weight placed on equity in the mix of total compensation, and the perceived retention value of the total compensation package in light of the competitive environment. The Compensation Committee also took into account the size of comparable awards made to individuals in similar positions within the industry, the scope, responsibility and business impact of the officer’s position, the individual’s potential for increased responsibility and promotion over the performance unit term, and the individual’s personal experience and performance in recent periods. Once the target value was established, the Compensation Committee determined the number of restricted stock units and performance-based stock units by reference to the current value of the Company’s Class A Common Stock.

Based on the foregoing considerations, in December 2009, the Compensation Committee approved the following restricted stock units:

Name	Date of Grant	Number of Restricted Stock Units
Francisco D’Souza	December 1, 2009	50,000
Gordon Coburn	December 1, 2009	28,000
Ramakrishnan Chandrasekaran	December 1, 2009	20,000
Rajeev Mehta	December 1, 2009	25,000
Steven Schwartz	December 1, 2009	10,000

Such restricted stock units were granted pursuant to the terms and conditions of the Company’s 2009 Incentive Plan and the related Stock Unit Award Agreements.

The December 2009 restricted stock units, referred to herein as the December 2009 Stock Units, vest in quarterly installments over three years, with 1/12 of the December 2009 Stock Units vesting on each March 1, June 1, September 1 and December 1 of each 2010, 2011 and 2012.

Also, based on the foregoing considerations, in December 2009, the Compensation Committee approved the following performance-based stock units, also referred to herein as the Performance Units:

Name	Number of Performance Units
Francisco D’Souza	50,000
Gordon J. Coburn	28,000
Ramakrishnan Chandrasekaran	20,000
Rajeev Mehta	25,000
Steven Schwartz	10,000

The Performance Units are subject to attainment of certain performance milestones as well as certain continued service requirements. All or a portion of the Performance Units shall vest based upon the level of achievement of the revenue milestones, also referred to herein as the Performance Milestones, set forth below as follows (revenue numbers in thousands):

(a)	0% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2010 revenue of less than $3,663,000.

(b)	50% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2010 revenue of $3,663,000.

(c)	100% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2010 revenue of $3,826,000.

(d)	150% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2010 revenue of $3,989,000.

(e)	180% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2010 revenue of $4,070,000.

Whether and to what extent the Performance Milestone has been achieved shall be determined by the Compensation Committee in its sole and absolute discretion based upon the audited financials for the 2010 fiscal year. The number of Performance Units that will vest for performance between the applicable threshold targets will be determined using straight-line interpolation, rounded down to the preceding whole number (e.g., 101.74 rounded down to 101).

In addition, of the Performance Units which vest based upon attainment of the Performance Milestone, 1/3rd (or 33.33%) of such Performance Units shall be issued on the eighteen-month anniversary of the date of grant; provided that the Named Executive remains in the Company’s service through such anniversary date, and the remaining 2/3rds (or 66.67%) of the Performance Units which vest based upon attainment of the Performance Milestone shall be issued on the thirty-six month anniversary of the date of grant; provided that the Named Executive remains in the Company’s service through such anniversary date, each such date referred to herein as the Issue Date. For the avoidance of doubt, a Named Executive shall only be entitled to have Performance Units issued to him if the applicable Performance Milestone is achieved based on the schedule set forth above and the Named Executive remains in the service of the Company through the applicable Issue Date. The number of Performance Units which shall vest and be issued on the Issue Date which occurs on the eighteen-month anniversary of the date of grant shall be rounded down to the preceding whole number (e.g., 101.74 rounded down to 101), and the number of Performance Units which shall vest and be issued on the Issue Date which occurs on the three-year anniversary of the date of grant shall equal the aggregate number of Performance Units that vested based upon attainment of the Performance Milestone minus the whole number of Performance Units that vested upon attainment of the Performance Milestone that were issued on the previous Issue Date. In no event shall any fractional shares be issued.

Supplemental Retirement Programs

We do not have any non-qualified deferred compensation programs, pension plans or supplemental executive retirement plans for our executive officers, except for Mr. Coburn. We established a non-qualified deferred compensation program for Mr. Coburn in order to provide him with the equivalent economic value of the retirement plan in which he participated while the Company was majority-owned by IMS Health. Accordingly, Mr. Coburn is entitled to an annual Company contribution equal to 6% of his base salary and earned annual performance bonus.

Broad-Based Programs

Our U.S.-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, and 401(k) savings plan, supplemental retirement plan and our employee stock purchase plan on the same basis as all other regular employees. Under the 401(k) savings plan, we match employee contributions at the rate of 50% for each dollar contributed during each pay period, up to the first 6% of the amount contributed during each pay period. The matching contributions immediately vest. The 401(k) savings plan and other generally available benefit programs allow us to remain competitive for employee talent.

In addition, effective January 1, 2009, our U.S.-based executive officers who are subject to contribution restrictions under our 401(k) savings plan due to limits that apply to highly-compensated employees are eligible to participate in The Cognizant Technology Solutions Supplemental Retirement Plan, referred to herein as the CSRP, on the same basis as all other regular U.S.-based employees. The CSRP is a non-qualified savings plan in which the employee’s contributions are made on a post-tax basis to an individually owned, portable and flexible retirement plan held with a life insurance company. The CSRP works alongside established qualified retirement plans such as our 401(k) savings plan or can be the basis for a long term stand-alone retirement savings plan. We provide a fully vested incentive match following the same formula as our 401(k) savings plan. Because the CSRP is not subject the same IRS non-discrimination rules as our 401(k) savings plan, employees that face limitation on their 401(k) contributions due to these rules can avail themselves of the CSRP without foregoing the Company match. There is no limit to the amount an employee may contribute to the CSRP and it can be used in concert with other retirement strategies that may be available outside of our Company.

Our India-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, as well as in the India Provident Fund and India Gratuity Plan, which are statutory benefit programs, on the same basis as all other regular Indian-based employees. Under the India Provident Fund, we make a matching contribution equal to 12% of the employee’s “basic” salary, which is a component of the employee’s total salary. This contribution immediately vests. The India Gratuity Plan provides for a lump-sum payment, based on number of years of service, to an employee upon termination of employment from the Company.

We believe that the availability of the aforementioned broad-based benefit programs generally enhances employee morale and loyalty.

Perquisites

We seek to maintain an egalitarian culture in our facilities and operations. The Company’s philosophy is to provide a minimum of personal benefits perquisites to its executives and generally only when such benefits have a business purpose.

We incur expenses to ensure that our employees, including our executive officers, are accessible to us and our customers at all times and to promote our commitment to provide our employees and executives with the necessary resources and items of technology to allow them to operate “around the clock” in a “virtual office”

environment. However, we do not view these expenses as executive perquisites because they are essential to the efficient performance of their duties and are comparable to the benefits provided to a broad-based group of our employees. In addition, if an immediate family member accompanies an executive to attend a business function at which such family member is generally expected to attend, the Company reimburses the executive for the related travel expenses. Each of the Named Executives receives a perquisite in the form of an annual physical exam.

Equity Grant Practices

The Compensation Committee or the Board of Directors approves the stock-based equity awards, such as stock options, restricted stock units and performance-based stock units, at its regularly scheduled meetings or by written consent. These awards approved during a regularly scheduled meeting become effective on the date of the meeting or as of a future date, as specified by the Compensation Committee or the Board of Directors in its approval. These awards approved by unanimous written consent become effective as of the date the Company is in receipt of all signed consents or as of a future date, as specified by the Compensation Committee or the Board of Directors in the written consent. In addition, our Board of Directors has authorized an executive committee of Company management, comprised of Messrs. Narayanan, D’Souza and Coburn to issue stock-based equity awards to newly hired and existing employees in accordance with the Company’s policy governing the grant of stock-based equity awards which is detailed below.

The grant of restricted stock units and performance-based stock units to executives in December 2009 were made in accordance with the timing requirements of the Company’s written policy governing the grant of stock-based equity awards described below, meaning the grants were made outside of the Company’s earning black-out periods. The Compensation Committee and the Board of Directors intends to continue to comply with such timing policy with respect to all future grants of stock-based awards to employees of the Company. Accordingly, it is the intention of the Board of Directors not to approve grants of stock-based awards to employees of the Company on a date that falls within one of the Company’s earnings black-out periods (period beginning fifteen days prior to the end of each fiscal quarter (i.e., March 31, June 30, September 30 and December 31) and ending with and including the second business day following the quarterly announcement of the earnings of the Company for such quarter).

The Compensation Committee and the Board of Directors do not engage in any market timing of the stock-based equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. It is our intent that all stock option grants, whether made by the Compensation Committee or a committee of our executive officers to whom the Board delegates authority to make option grants in accordance with the policy (the “Executive Committee”), have an exercise price per share equal to the fair market value of our Class A Common Stock based on the closing market price per share on the grant date.

The Company has a written policy governing the grant of stock options. The policy applies equally to grants of stock options to executives and other employees. The policy provides, among other things, that:

•

Stock option grants may be made by the Executive Committee, the Board of Directors or the Compensation Committee, provided the Executive Committee shall not grant options to any of its members or to any employee subject to Section 16 reporting as defined by the SEC that are not members of the Executive Committee;

•

The exercise price of each stock option shall not be less than 100 percent of the fair market value of our Class A Common Stock on the date of grant based on the closing market price per share on such date;

•	Stock options granted by the Executive Committee must be within the guidelines set forth in the policy and may only be granted on the fourteenth (14th) day of a calendar month or, if the fourteenth

(14th) day is a day that the Class A Common Stock is not publicly traded, then on the last preceding trading date. The grants are reported to the Board at its next regularly scheduled meeting;

•

Except for grants to non-employee members of the Board (which shall only be issued with a grant date coincident with the date of the Company’s Annual Meeting of Stockholders or, with respect to the initial grant made to a non-employee Board member who is first elected or appointed to the Board other than at the Annual Meeting, the date of his or her initial election or appointment to the Board), no stock options shall be granted on a date that falls within one of the Company’s earnings black-out periods (period beginning fifteen days prior to the end of each fiscal quarter (i.e., March 31, June 30, September 30 and December 31) and ending with and including the second business day following the quarterly announcement of the earnings of the Company for such quarter);

•

No stock options shall be granted by the Executive Committee to one individual that collectively exceed 10,000 shares (subject to certain adjustments provided for under the policy) during any rolling twelve month period without approval by the Board or the Compensation Committee;

•

No stock option grant by the Executive Committee shall have a term in excess of ten years; a vesting schedule other than twenty-five (25) percent per year over a four-year period measured from the grant date; or contain terms other than those specified in the applicable plan document; and

•

All option grants to employees subject to Section 16 reporting as defined by the SEC shall be made by the Compensation Committee comprised solely of two or more “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations (or by the Board so long as (i) any member of the Board that does not so qualify as such an outside director recuses himself or herself, and (ii) any such grant is made by two or more members of the Board who do qualify as such outside directors).

Ongoing and Post-Employment Compensation

The Company recognizes that a change of control can create uncertainty for its employees that may result in loss or distraction of executives during a critical period. As a result, we have entered into a Severance and Noncompetition Agreement (collectively, the “Severance and Noncompetition Agreements”) with each of the Named Executives under which certain payments and benefits would be provided should the executive officer’s employment terminate under certain circumstances, including in connection with a change in control. Under these agreements, other than in the case of a termination for cause, the Named Executive will receive his then-current base salary for the one-year period commencing on the effective date of such termination and his full bonus for the year in which the termination occurs (assuming achievement of 100% of applicable performance targets), payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid prior to such termination. In addition, such agreements provide that all options held by the Named Executive will vest in full immediately upon a change of control. Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Our executive officers are also bound by confidentiality covenants that protect our confidential information and business. We believe that the Severance and Noncompetition Agreements continue to achieve two important goals crucial to our long-term financial success, namely, the long-term retention of our senior executives and their commitment to the attainment of our strategic objectives. These agreements will allow our participating executive officers to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions might otherwise prevail. We believe that these severance packages are also fair and reasonable in light of the years of service our executive officers have rendered us (average tenure of over 10 years), the level of dedication and commitment they have rendered us over that period, the contribution they have made to our growth and financial success and the value we expect to receive from retaining their services, including during challenging transition periods following a change in control.

None of the Named Executives are entitled to any tax gross-up payments with respect to the tax liability they incur with respect to such severance benefits, including the absence of any tax gross-up with respect to any payment deemed to be parachute payment under Internal Revenue Code Section 280G.

The material terms of the Named Executive’s compensation are described below in the section of the proxy statement entitled “Potential Payments upon Termination or Change in Control” on page 49.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be “qualified performance-based compensation”, and therefore subject to the $1.0 million limitation on deductible compensation under Section 162(m). Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or future equity awards other than in the form of stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. In establishing such cash and equity incentive compensation programs for the Company’s executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.

Role of Executive Officers in Determining Executive Compensation

Our President and Chief Executive Officer, aided by our Chief Financial and Operating Officer, provided statistical data and made recommendations to the Compensation Committee to assist it in determining 2009 compensation levels. In addition, our President and Chief Executive Officer provided the Compensation Committee with a review of the performance of the other executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2009 fiscal year. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

* * * * *

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Cognizant Technology Solutions Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of

Directors of Cognizant Technology Solutions Corporation

John N. Fox, Jr.

John E. Klein

Robert E. Weissman

EXECUTIVE COMPENSATION TABLES

2009 Summary Compensation Table

The following 2009 Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2009 by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers whose total compensation for the 2009 year was in excess of $100,000 and who were serving as executive officers at the end of the 2009 fiscal year (collectively, the “Named Executives”). No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2009 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) (2) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Francisco D’Souza	2009	$518,400	$—	$4,514,000	$—	$590,216	$—		$1,500	(6)	$5,624,116
President and Chief Executive Officer	2008	$518,400	$—	$2,866,843	$2,860,800	$260,387	$—		$6,900	(6)	$6,513,330
	2007	$432,000	$—	$2,448,474	$—	$346,651	$—		$7,750	(6)	$3,234,875

Gordon J. Coburn	2009	$466,560	$—	$2,527,840	$—	$531,195	$103,122	(4)	$67,215	(7)	$3,695,932
Chief Financial and Operating Officer and Treasurer	2008	$466,560	$—	$1,803,139	$1,549,600	$234,348	$(102,531	)(4)	$48,954	(7)	$4,000,070
	2007	$388,800	$—	$1,748,896	$—	$311,986	$6,204	(4)	$49,797	(7)	$2,505,683

Ramakrishnan Chandrasekaran	2009	$158,418	$—	$1,805,600	$—	$184,443	$4,220	(5)	$3,582	(8)	$2,156,263
President and Managing Director, Global Delivery	2008	$158,443	$—	$867,555	$846,560	$81,371	$(5,078	)(5)	$3,557	(8)	$1,952,408
	2007	$130,612	$—	$738,672	$—	$108,328	$7,018	(5)	$4,388	(8)	$989,018

Rajeev Mehta	2009	$372,000	$—	$2,257,000	$—	$423,535	$—		$1,500	(6)	$3,054,035
Chief Operating Officer, Global Client Services	2008	$372,000	$—	$1,642,815	$1,311,200	$186,852	$—		$6,900	(6)	$3,519,767
	2007	$310,000	$—	$1,399,123	$—	$248,754	$—		$4,041	(6)	$1,961,918

Steven Schwartz	2009	$340,000	$—	$902,800	$—	$304,151	$—		$1,500	(6)	$1,548,451
Senior Vice President and General Counsel

(1)	Represents the aggregate grant date fair value, computed in accordance with U.S. GAAP authoritative literature guidelines, with respect to the share-based awards granted in each respective year. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. A description of the terms of the restricted stock units and performance-based stock units granted during 2009 is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 37 of this proxy statement.
(2)	For performance-based stock units granted in 2009, if the maximum level of performance is achieved, the grant date fair value will be approximately $4,062,600 for Mr. D’Souza, $2,275,056 for Mr. Coburn, $1,625,040 for Mr. Chandrasekaran, $2,031,300 for Mr. Mehta and $812,520 for Mr. Schwartz. For performance-based stock units granted in 2007, if the maximum level of performance was achieved, the grant date fair value would be approximately $3,672,711 for Mr. D’Souza, $2,623,344 for Mr. Coburn, $1,678,929 for Mr. Chandrasekaran and $2,098,685 for Mr. Mehta. The performance target related to the performance-based stock units granted in 2007 was not met for the fiscal years ended December 31, 2009 and 2008. Accordingly, the performance-based stock units scheduled to vest in these years were cancelled. None of the Named Executives forfeited any option awards during the 2009, 2008 or 2007 fiscal years. For information regarding assumptions underlying the valuation of stock-based awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(3)	Amounts shown in this column represent cash bonuses earned for each respective fiscal year and paid in the first quarter of the following year under our officer annual non-equity incentive bonus program.

(4)	Amount represents investment earnings or losses on Mr. Coburn’s nonqualified deferred compensation account. The earnings or losses correspond to the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the respective fiscal year. The Company has not made any determination as to which portion of such earnings may be considered above market for purposes of column (h) of this table and has elected to report the entire amount of such earnings or losses.
(5)	Amount represents the change in the value during the respective year of the post-employment benefit payable under the India Gratuity Plan to Mr. Chandrasekaran. The decrease in 2008 is attributed to the depreciation of the Indian rupee versus the U.S. dollar as of December 31, 2008 as compared to December 31, 2007. The exchange rates used were 46.40, 48.58 and 39.38 Indian rupees to the U.S. dollar as of December 31, 2009, 2008 and 2007, respectively.
(6)	Represents a 401(k) savings plan matching contribution.
(7)	For 2009, includes a 401(k) savings plan matching contribution in the amount of $1,500, a Cognizant Supplemental Retirement Plan, or CSRP, matching contribution in the amount of $5,850 and a contribution in the amount of $59,865, which the Company is required to make to a non-qualified deferred compensation account. For 2008, includes a 401(k) savings plan matching contribution in the amount of $6,900 and a contribution in the amount of $42,054, which the Company is required to make to a non-qualified deferred compensation account. For 2007, includes a 401(k) savings plan matching contribution in the amount of $7,750 and a contribution in the amount of $42,047, which the Company is required to make to a non-qualified deferred compensation account.
(8)	Represents an India Provident Fund matching contribution.

2009 Grants of Plan-Based Awards Table

The following table provides certain summary information concerning each grant of an award made to a Named Executive in the 2009 fiscal year under a compensation plan.

		Potential Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)	All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/SH) (k)		Grant Date Fair Value of Equity Awards(3) ($) (l)
Name (a)	Grant Date (b)	Thres- hold ($) (c)		Target ($) (d)		Maximum ($) (e)		Thres- hold (#) (f)	Target (#) (g)	Maximum (#) (h)
Francisco D’Souza	03/26/09 12/01/09 12/01/09	$ $ $	181,400 — —	$ $ $	362,880 — —	$ $ $	725,760 — —	— — —	— — —	— — —	— 50,000 50,000	— — —	$ $ $	— — —	$ $	— 2,257,000 2,257,000
Gordon J. Coburn	03/26/09 12/01/09 12/01/09	$ $ $	163,296 — —	$ $ $	326,592 — —	$ $ $	653,184 — —	— — —	— — —	— — —	— 28,000 28,000	— — —	$ $ $	— — —	$ $ $	— 1,263,920 1,263,920
Ramakrishnan Chandrasekaran	03/26/09 12/01/09 12/01/09	$ $ $	56,700 — —	$ $ $	113,400 — —	$ $ $	226,800 — —	— — —	— — —	— — —	— 20,000 20,000	— — —	$ $ $	— — —	$ $ $	— 902,800 902,800
Rajeev Mehta	03/26/09 12/01/09 12/01/09	$ $ $	130,200 — —	$ $ $	260,400 — —	$ $ $	520,800 — —	— — —	— — —	— — —	— 25,000 25,000	— — —	$ $ $	— — —	$ $ $	— 1,128,500 1,128,500
Steven Schwartz	03/26/09 12/01/09 12/01/09	$ $ $	93,500 — —	$ $ $	187,000 — —	$ $ $	374,000 — —	— — —	— — —	— — —	— 10,000 10,000	— — —	$ $ $	— — —	$ $ $	— 451,400 451,400

(1)	Represents the range of performance bonuses that can be earned by the Named Executive if the minimum threshold, target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no bonus payout to the Named Executive. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Non-Equity Incentive” on page 35 of this proxy statement. The actual cash bonus paid to each Named Executive for his 2009 performance is reported as Non-Equity Incentive Plan Compensation above in the 2009 Summary Compensation Table. In each case, the Named Executive received a bonus in excess of his threshold amount based on 2009 performance.
(2)	A description of the terms of the restricted stock units and performance-based stock units is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 37 of this proxy statement.
(3)	Represents the grant date fair value computed in accordance with U.S. GAAP authoritative literature guidelines related to restricted stock units and performance-based stock units. For information regarding assumptions underlying the valuation of stock-based awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End 2009 Table

The following table provides certain summary information concerning outstanding equity awards held by the Named Executives as of December 31, 2009.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested(3) ($) (j)
Francisco D’Souza	484,560	—	—	$5.06	02/04/13	—	—	—		—
	187,500	62,500	—	$33.71	08/06/16	—	—	—		—
	60,000	180,000	—	$18.21	12/08/18	—	—	—		—
	—	—	—	—	—	11,860	$537,614	25,698	(4)	$1,164,890
	—	—	—	—	—	86,667	$3,928,615	50,000	(5)	$2,266,500
	—	—	—	—	—	50,000	$2,266,500	—		—

Gordon J. Coburn	187,500	62,500	—	$33.71	08/06/16	—	—	—		—
	—	97,500	—	$18.21	12/08/18	—	—	—		—
	—	—	—	—	—	8,223	$372,749	18,356	(4)	$832,077
	—	—	—	—	—	53,334	$2,417,630	28,000	(5)	$1,269,240
	—	—	—	—	—	28,000	$1,269,240	—		—

Ramakrishnan Chandrasekaran	180,000	—	—	$2.88	02/03/12	—	—	—		—
	30,000	—	—	$11.44	03/03/14	—	—	—		—
	100,000	50,000	—	$33.71	08/06/16	—	—	—		—
	22,000	66,000	—	$18.21	12/08/18	—	—	—		—
	—	—	—	—	—	5,263	$238,572	11,748	(4)	$532,537
	—	—	—	—	—	40,000	$1,813,200	20,000	(5)	$906,600
	—	—	—	—	—	20,000	$906,600	—		—

Rajeev Mehta	24,000	—	—	$5.06	02/04/13	—	—	—		—
	3,000	—	—	$5.81	03/04/13	—	—	—		—
	100,000	—	—	$11.44	03/03/14	—	—	—		—
	22,500	—	—	$21.75	05/16/15	—	—	—		—
	90,000	30,000	—	$40.33	12/13/16	—	—	—		—
	27,500	82,500	—	$18.21	12/08/18	—	—	—		—
	—	—	—	—	—	6,578	$298,181	14,685	(4)	$665,671
	—	—	—	—	—	50,000	$2,266,500	25,000	(5)	$1,133,250
	—	—	—	—	—	25,000	$1,133,250	—		—

Steven Schwartz	54,000	—	—	$3.21	04/11/12	—	—	—		—
	24,000	—	—	$5.06	02/04/13	—	—	—		—
	96,000	—	—	$5.81	03/04/13	—	—	—		—
	72,000	—	—	$9.05	09/26/13	—	—	—		—
	30,000	10,000	—	$40.33	12/13/16	—	—	—		—
	10,000	30,000	—	$18.21	12/08/18	—	—	—		—
	—	—	—	—	—	2,632	$119,309	5,874	(4)	$266,268
	—	—	—	—	—	26,667	$1,208,815	10,000	(5)	$453,300
	—	—	—	—	—	10,000	$453,300	—		—

(1)	Each stock option grant included in this table has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first four years of service with the Company measured from such grant date. Each option will vest in full on an accelerated basis upon certain changes in control of the Company.

(2)	Awards shown are time-based restricted stock units that were granted on September 4, 2008, December 9, 2008 and December 1, 2009 and vest on specified dates if the individual is then employed by the Company:

Mr. D’Souza: Approximately 5,930 shares are scheduled to vest on each September 4, 2010 and 2011; approximately 10,833 are scheduled to vest on each March 9, June 9, September 9 and December 9 of 2010 and 2011; and approximately 4,167 shares are scheduled to vest on each March 1, June 1, September 1 and December 1 of each 2010, 2011 and 2012.

Mr. Coburn: Approximately 4,111 shares are scheduled to vest on each September 4, 2010 and 2011; approximately 6,667 are scheduled to vest on each March 9, June 9, September 9 and December 9 of 2010 and 2011; and approximately 2,333 shares are scheduled to vest on each March 1, June 1, September 1 and December 1 of each 2010, 2011 and 2012.

Mr. Chandrasekaran: Approximately 2,631 shares are scheduled to vest on each September 4, 2010 and 2011; approximately 5,000 are scheduled to vest on each March 9, June 9, September 9 and December 9 of 2010 and 2011; and approximately 1,667 shares are scheduled to vest on each March 1, June 1, September 1 and December 1 of each 2010, 2011 and 2012.

Mr. Mehta: Approximately 3,289 shares are scheduled to vest on each September 4, 2010 and 2011; approximately 6,250 are scheduled to vest on each March 9, June 9, September 9 and December 9 of 2010 and 2011; and approximately 2,083 shares are scheduled to vest on each March 1, June 1, September 1 and December 1 of each 2010, 2011 and 2012.

Mr. Schwartz: Approximately 1,316 shares are scheduled to vest on each September 4, 2010 and 2011; approximately 3,333 are scheduled to vest on each March 9, June 9, September 9 and December 9 of 2010 and 2011; and approximately 833 shares are scheduled to vest on each March 1, June 1, September 1 and December 1 of each 2010, 2011 and 2012.

(3)	Market value was determined based on a closing price of a share of our Class A Common Stock of $45.33 as of December 31, 2009.

(4)	For awards granted in 2007, the performance-based stock units target levels will vest upon the achievement of the performance measures set forth below and continued employment through December 2010.

Measurement Date	Number of Shares	Calendar Year Annual Revenue Growth (%)
December 31, 2010	150% of Award Outstanding	45%
	100% of Award Outstanding	32.5%
	50% of Award Outstanding	20%
	0	less than 20%

(5)

For awards granted in 2009, the performance-based units target levels will vest upon the achievement of the performance measures set forth below and continued employment through each of the vesting dates. Upon achieving performance criteria,   1/3rd of the award will vest on June 1, 2011 provided the Named Executive is employed by the Company and the remaining   2/3rd of the award will vest on December 1, 2012 provided the Named Executive is employed by the Company.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000($)
December 31, 2010	180% of Award Outstanding	4,070,000
	150% of Award Outstanding	3,989,000
	100% of Award Outstanding	3,826,000
	50% of Award Outstanding	3,663,000
	0	less than 3,663,000

2009 Option Exercises and Stock Vested Table

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executives on option award exercises and stock award vesting during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value Realized on Vesting ($) (e)
Francisco D’Souza	285,440	$11,364,923	49,263	$1,586,673
Gordon J. Coburn	60,500	$1,484,972	30,777	$992,735
Ramakrishnan Chandrasekaran	106,000	$1,679,512	22,631	$723,435
Rajeev Mehta	—	$—	28,289	$910,710
Steven Schwartz	—	$—	14,648	$470,173

(1)	The number of shares shown in the table reflects the gross number of shares received by each Named Executive upon vesting of the stock awards. The Company reduced the number of shares issued to each Named Executive by automatically withholding a number of shares with a fair market value as of the issuance date sufficient to satisfy required tax withholdings. Each Named Executive actually received the following net number of shares of company stock following such share withholding: Mr. D’Souza, 29,261; Mr. Coburn, 18,775; Mr. Chandrasekaran, 15,328; Mr. Mehta, 20,428; and Mr. Schwartz, 9,547.

Potential Payments upon Termination or Change in Control

No Named Executive has an employment agreement that provides a specific term of employment. Accordingly, the employment of each Named Executive may be terminated at any time at the discretion of our Board of Directors.

We have entered into a Severance and Noncompetition Agreement with each of the Named Executives, which provide certain benefits upon the termination of their employment under certain prescribed circumstances. In addition, we entered into a stock option agreement pursuant to the 1999 Incentive Plan with Mr. D’Souza (the “Stock Option Agreement”), that also provide certain benefits upon the termination of his employment under certain prescribed circumstances. In December 2008, we entered into amendments to the Severance and Noncompetition Agreements with each of the Named Executives, which modified the Severance and Noncompetition Agreements to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder. Those agreements are summarized as follows:

Severance and Noncompetition Agreements with Francisco D’Souza, Gordon Coburn, Rajeev Mehta, Ramakrishnan Chandrasekaran and Steven Schwartz. Under the Severance and Noncompetition Agreement, if we terminate a Named Executive’s employment without cause (a “qualifying termination”), we will pay such individual his then-current base salary for the one-year period commencing on the effective date of such termination and a bonus payment in an amount equal to the actual bonus which would have been earned for the year in which the termination occurs, payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid in the absence of such termination.

Under the Severance and Noncompetition Agreement, “cause” is generally defined to include: (i) willful malfeasance or willful misconduct by the Named Executive in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Board of Directors, (iii) failure by the Named Executive to observe material policies of the Company applicable to him or (iv) the commission by the employee of (x) any felony or (y) any misdemeanor involving moral turpitude.

The Severance and Noncompetition Agreement also provides that in the event of a change in control, all of the Named Executive’s options to purchase Class A Common Stock of the Company then held by him will immediately vest in full without regard to the vesting provisions thereof and will immediately be exercisable for the full number of shares of Class A Common Stock subject to such options.

Pursuant to the Severance and Noncompetition Agreement, a “change in control” (as defined by the Company’s Amended and Restated Key Employees’ Stock Option Plan) is generally defined as one of the following: (i) any person (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any subsidiaries of the Company, or (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding securities; (ii) during any period of 24 months, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a person who has entered into an agreement with the Company to effect a certain transactions, (B) a director nominated by any person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest), which if consummated would constitute a change in control or (C) a director nominated by any person who is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders is or was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no person holds 35% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Stock Option Agreement with Francisco D’Souza for grants issued in 2003. Except to the extent provided in any employment agreement or severance agreement between the Named Executive and the Company, the provisions of the Stock Option Agreement will apply to such individual’s stock options upon a termination of his employment with the Company. Under the Stock Option Agreement for grants issued to Mr. D’Souza in 2003, if we terminate his employment for cause, all his unvested options will be cancelled and options that are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the expiration date and the date 90 days after the termination date. The definition of “cause” under such Stock Option Agreement is substantially the same as the definition described above for the Severance and Noncompetition Agreement. Under the Stock Option Agreement, the “expiration date” is ten years after the grant date.

If Mr. D’Souza’s employment is terminated by reason of death or disability, all his options will become immediately vested and will be exercisable in whole or in part at any time prior to the earlier of the expiration date and the date one year after the termination date. The Stock Option Agreement with Mr. D’Souza defined “disability” as the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment, which constitutes a permanent and total disability, as defined in Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (or any successor section thereto).

If Mr. D’Souza’s employment is terminated due to retirement, all options will become immediately vested and will be exercisable in whole or in part at any time prior to the earlier of the expiration date and the date three years after the termination date. The Stock Option Agreement with Mr. D’Souza defined “retirement” as such individual’s termination after reaching 55 years of age.

If Mr. D’Souza’s employment is terminated for any reason other than for cause, death or disability or retirement, then all his options that are unvested will be cancelled and options that are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the expiration date and the date 12 months after the termination date.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our Named Executives under their existing employment agreements for various scenarios involving a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2009 termination date and, where applicable, using the closing price of our Class A Common Stock of $45.33 (as reported on the NASDAQ Stock Market as of December 31, 2009).

Name	Trigger	Salary and Bonus	Value of Option Acceleration	Total Value
Francisco D’Souza	Qualifying Termination(1)	$881,280	—	$881,280
	Change in Control(2)	—	$5,608,163	$5,608,163
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Gordon J. Coburn	Qualifying Termination(1)	$793,152	—	$793,152
	Change in Control(2)	—	$3,370,763	$3,370,763
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Ramakrishnan Chandrasekaran	Qualifying Termination(1)	$275,400	—	$275,400
	Change in Control(2)	—	$2,371,170	$2,371,170
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Rajeev Mehta	Qualifying Termination(1)	$632,400	—	$632,400
	Change in Control(2)	—	$2,387,400	$2,387,400
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Steven Schwartz	Qualifying Termination(1)	$527,000	—	$527,000
	Change in Control(2)	—	$863,600	$863,600
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executives in the event that any of the circumstances described above had occurred on December 31, 2009, the actual amounts due to the Named Executives upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Severance and Noncompetition Agreements, Stock Option Agreement, the 1999 Incentive Plan and the 2009 Incentive Plan.

(1)	Represents one year’s additional salary based on the salary earned by such Named Executive in 2009 and bonus payout at 100% of the 2009 target.
(2)	Represents the aggregate intrinsic value of the accelerated vesting of the Named Executive’s unvested stock options. The amounts shown are based solely on the intrinsic value of the accelerated stock options in connection with a change in control without a qualifying termination or termination upon death or disability. Intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our Class A Common Stock on December 31, 2009 of $45.33 exceeds the applicable exercise price by (ii) the assumed number of number of option shares vesting on an accelerated basis on December 31, 2009.

In addition to the foregoing amounts indicated in the above table, Mr. Chandrasekaran will be entitled to the post-employment lump sum payment provided under the Indian Gratuity Plan, as described in the section below entitled “2009 Pension Benefits Table.” Mr. Coburn will also be entitled to the balance of his non-qualified deferred compensation account, as described in the section below entitled “2009 Non-Qualified Deferred Compensation Table”, which appears on page 52 of this proxy statement.

2009 Pension Benefits Table

The following table sets forth, for the India Gratuity Plan, the number of years of service credited to the Named Executive under the plan, the value of the benefit payable to the Named Executive if his employment was terminated as of December 31, 2009, and the dollar amount of any payments and benefits paid to the Named Executive during our last completed fiscal year.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (f)
Francisco D’Souza	N/A	—	—	—
Gordon J. Coburn	N/A	—	—	—
Ramakrishnan Chandrasekaran	India Gratuity Plan	15.1	$39,032	—
Rajeev Mehta	N/A	—	—	—
Steven Schwartz	N/A	—	—	—

Under the India Gratuity Plan, Mr. Chandrasekaran will become entitled to a lump sum payment upon his termination of employment with the Company. The actual dollar amount of such payment will be determined by multiplying the number of years of service with the Company by a defined percentage of the Named Executive’s final monthly rate of salary.

2009 Non-Qualified Deferred Compensation Table

The following table sets forth information with respect to the non-qualified deferred compensation arrangements in effect for the Named Executives.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)		Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Francisco D’Souza	—	—		—		—	—
Gordon J. Coburn	—	$59,865	(1)	$103,122	(2)	—	$333,525	(3)
Ramakrishnan Chandrasekaran	—	—		—		—	—
Rajeev Mehta	—	—		—		—	—
Steven Schwartz	—	—		—		—	—

(1)	This amount is included in the “All Other Compensation” column of the 2009 Summary Compensation Table on page 44 of this proxy statement.

(2)	This amount is included in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2009 Summary Compensation Table on page 44 of this proxy statement. The amount corresponds to the actual market earnings on a select group of investment funds utilized to track the notional investment return of the account balance for the 2009 fiscal year. The investment funds so utilized and actual 2009 earning attributable to each fund were as follows:

Investment Fund	Earnings Attributable to such Fund
Mass Mutual Select Focused Value	$82,331
Mass Mutual Select Mid Cap Growth Equity II A	20,791

Total	$103,122

(3)	Includes the amounts reported in columns (c) and (d) of this table plus such amounts previously reported in the Company’s Summary Compensation Table in previous years if such compensation was required to be disclosed.

The Company has established this non-qualified deferred compensation arrangement for Mr. Coburn to serve as the economic equivalent of the retirement plan in which he participated while the Company was majority owned by IMS Health. Pursuant to such arrangement, the Company will credit Mr. Coburn’s deferred compensation account with an annual contribution in a dollar amount equal to 6% of his base salary and earned bonus for the year. Mr. Coburn can select from the 16 investment funds sponsored by Mass Mutual available to the plan to serve as the measures of the investment return on his account for each year. Mr. Coburn may change his investment elections up to six times per year. The account balance will become due and payable upon the occurrence of any of the following distributable events: (i) retirement at 55 years of age—payable six months following retirement in either a lump sum or 10 annual installments as elected by Mr. Coburn per plan provisions; (ii) termination of employment—payable in a lump sum six months following termination of employment; (iii) death or disability—immediate lump sum payment; and (iv) unforeseen emergency, as defined by IRC 409A—payable in a lump sum.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. We previously had four equity compensation plans, each of which was approved by our stockholders: (1) the 1999 Incentive Plan; (2) the Director Plan; (3) the Amended and Restated Key Employees’ Stock Option Plan; and (4) the 2004 Employee Stock Purchase Plan. The 1999 Incentive Plan, the Director Plan and the Amended and Restated Key Employees’ Stock Option Plan were succeeded by the 2009 Incentive Plan, which was approved by our stockholders. Awards granted under the previous plans are still valid, however no additional awards may be granted from the 1999 Incentive Plan, the Director Plan and the Amended and Restated Key Employees Stock Option Plan. For additional information on our equity compensation plans, please see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans that have been approved by security holders — stock options(1)	19,080,201	(2)	$18.56	23,172,333	(3)
Equity compensation plans that have been approved by security holders — performance stock units(4)	921,407		N/A	—
Equity compensation plans that have been approved by security holders — restricted stock units(5)	1,556,796		N/A	—
Equity compensation plans not approved by security holders	—		N/A	—

Total	21,558,404			23,172,333

(1)	Consists of the 1999 Incentive Plan, the Director Plan, the Amended and Restated Key Employees’ Stock Option Plan, the 2004 Employee Stock Purchase Plan and the 2009 Incentive Plan.
(2)	Excludes purchase rights outstanding under the 2004 Employee Stock Purchase Plan. Under such plan, employees may purchase whole shares of stock at price per share equal to 90% of the lower of the fair market value per share on the first day of the purchase period or the fair market value per share on the last day of the purchase period.
(3)	Includes 21,946,832 shares of Class A Common Stock available for future issuance under the 2009 Incentive Plan and 1,225,501 shares of Class A Common Stock available for future issuance under the 2004 Employee Stock Purchase Plan.
(4)	Consists of 680,007 shares and 241,400 shares that are issuable to holders of performance stock units granted pursuant to the 1999 Incentive Plan and the 2009 Incentive Plan, respectively, upon the achievement of certain performance and vesting criteria.
(5)	Consists of 566,492 shares and 990,304 shares that are issuable to holders of restricted stock units granted pursuant to the 1999 Incentive Plan and the 2009 Incentive Plan, respectively.

As of March 31, 2010, there were a total of 17,171,474 stock options, 928,178 performance stock units, and 1,440,106 restricted stock units outstanding and 21,906,940 shares of Class A Common Stock available for future issuances under our 2009 Incentive Plan. The weighted average exercise price and weighted average term of the stock options outstanding as of March 31, 2010, were $19.26 and 4.76 years, respectively. In addition, as of March 31, 2010, there were 299,379,643 shares of Class A Common Stock issued and outstanding and 1,037,752 shares of Class A Common Stock available for future issuances under our 2004 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Fox, Klein and Weissman. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

None of our executive officers serve as members of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has furnished the following report:

To the Board of Directors of Cognizant Technology Solutions Corporation:

The Audit Committee of the Board of Directors is currently composed of four members and acts under a written charter first adopted and approved on May 17, 2000. The current Audit Committee charter is available in the “About Us” section of the “Company” page of the Company’s website located at www.cognizant.com. The members of the Audit Committee are independent Directors, as defined in its charter and the rules of the NASDAQ Stock Market LLC. The Audit Committee held seven meetings during 2009.

Management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of the Company’s annual financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2009 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standard (SAS) 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61 requires the Company’s independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the Company’s independent registered public accounting firm regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Cognizant Technology Solutions Corporation. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

By the Audit Committee of the Board of Directors of Cognizant Technology Solutions Corporation

Maureen Breakiron-Evans Robert W. Howe John E. Klein Thomas M. Wendel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2009	2008
Audit Fees	$2,224,100	$2,227,700
Audit-Related Fees	322,300	288,000
Tax Fees	638,300	593,300
All Other Fees	3,900	3,900

Total Fees	$3,188,600	$3,112,900

For 2009, $2,497,682 of the total fees was billed as of December 31, 2009. For 2008, $2,865,700 of the total fees was billed as of December 31, 2008.

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes Oxley Act, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns and value-added tax registrations, accounted for $102,125 of the total tax fees paid for 2009 and $117,494 of the total tax fees paid for 2008. Tax advice and tax planning services relate to preparation of transfer pricing studies and consultations on various domestic and international tax matters.

All Other Fees

For 2009 and 2008, the amount relates to software license fees.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to Thomas M. Wendel the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. During 2009, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures described above.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666, in writing not later than December 20, 2010.

Stockholders intending to present a proposal at the 2011 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated By-laws. Our Amended and Restated By-laws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2011 Annual Meeting of Stockholders no earlier than February 1, 2011 and no later than March 3, 2011. The notice must contain the information required by the Amended and Restated By-laws, a copy of which is available upon request to our Secretary.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone and telegram by our Directors, officers and other employees who will not be specially compensated for these services. We have engaged Morrow & Co., LLC to assist us with the solicitation of proxies. We expect to pay Morrow & Co., LLC a fee of $5,500 plus reimbursement for out-of-pocket expenses for its services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

If you have any questions regarding any of the matters contained in this proxy statement you may contact Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902. Morrow & Co., LLC may also be reached by telephone at 1-800-607-0088.

COGNIZANT’S ANNUAL REPORT ON FORM 10-K

A copy of Cognizant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 7, 2010 without charge upon written request addressed to:

Cognizant Technology Solutions Corporation

Attention: Secretary

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2009 at www.cognizant.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Steven Schwartz, Secretary

Teaneck, New Jersey

April 14, 2010

APPENDIX A

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

2004 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 1, 2010)

I.    DEFINITIONS

ACCOUNT means the book account established for a Participant under Section IX hereunder.

BOARD OF DIRECTORS shall mean the Board of Directors of the Company.

CODE shall mean the Internal Revenue Code of 1986, as amended.

COMMITTEE shall mean the Compensation Committee appointed and acting in accordance with the terms of the Plan.

COMMON STOCK shall mean shares of the Company’s Class A Common Stock, par value $.01 per share.

COMPANY shall mean Cognizant Technology Solutions Corporation, a Delaware corporation. When used in the Plan with reference to employment, Company shall include Designated Subsidiaries.

COMPENSATION shall mean the total cash compensation paid to an Eligible Employee by the Company, as reportable on IRS Form W-2. Notwithstanding the foregoing, Compensation shall exclude severance pay, stay-on bonuses, long term bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

EFFECTIVE DATE shall mean April 1, 2004.

ELIGIBLE EMPLOYEES shall mean only those persons who, as of the first day of a Purchase Period, are Employees of the Company or any Subsidiary authorized by the Committee from time to time to extend the benefits of the Plan to that Subsidiary’s Employees (a “Designated Subsidiary”) and who are not, as of the day preceding the first day of the Purchase Period, deemed for purposes of Section 423(b) (3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

EMPLOYEES shall mean all persons who are employed by the Company as common-law employees, excluding persons (i) whose customary employment is 20 hours or less per week, or (ii) whose customary employment is for not more than five months in a calendar year.

EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

EXERCISE DATE shall mean the last day of a Purchase Period.

FAIR MARKET VALUE per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Select or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

PARTICIPANT shall mean an Eligible Employee who elects to participate in the Plan under Section VII hereunder.

PLAN shall mean the Cognizant Technology Solutions Corporation Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

PURCHASE PERIOD shall mean quarterly purchase periods that begin on the first business day of, and end on the last business day of, each calendar period, unless modified by the Committee not less than 60 days in advance of the commencement of such modified period. The last Purchase Period under the Plan shall terminate on or before the date of termination of the Plan provided in Section XXIV.

STOCK EXCHANGE shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

SUBSIDIARY shall mean any corporation which is a subsidiary of the Company within the meaning of Section 425(f) of the Code.

TERMINATION OF SERVICE shall mean the earliest of the following events with respect to a Participant: his retirement, death, resignation, discharge or permanent separation from service with the Company.

The masculine gender includes the feminine, the singular number includes the plural and the plural number includes the singular unless the context otherwise requires.

II.    PURPOSE

It is the purpose of this Plan to provide a means whereby Eligible Employees may purchase Common Stock through payroll deductions. It is intended to provide a further incentive for Employees to promote the best interests of the Company and to encourage stock ownership by Employees in order to participate in the Company’s economic progress.

It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the provisions of the Plan shall be construed in a manner consistent with the Code.

III.    ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. The Committee shall have all necessary authority to communicate, from time to time, with Eligible Employees and Participants for purposes of administering the Plan, and shall notify Eligible Employees promptly of its election of the term of each forthcoming Purchase Period, if other than quarterly.

IV.    SHARES

There shall be 9,000,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan. Such share reserve includes (i) the 6,000,000 shares of Common Stock previously reserved for issuance under the Plan, plus (ii) an increase of 3,000,000 shares of Common Stock approved by the Board of Directors on April 1, 2010, subject to stockholder approval at the 2010 Annual Meeting. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares of Common Stock subject to any unexercised portion of any terminated option may again be granted under the Plan.

V.    PURCHASE PRICE

The purchase price per share of Common Stock sold under this Plan for any Purchase Period shall be equal to the lesser of (a) 90% of the Fair Market Value of a share of Common Stock on the first day of such Purchase Period, or (b) 90% of the Fair Market Value of a share of Common Stock on the Exercise Date of such Purchase Period.

VI.    GRANT OF OPTION TO PURCHASE SHARES AND ACCRUAL LIMITATIONS

Each Eligible Employee shall be granted an option effective on the first day of each Purchase Period to purchase a number of full shares of Common Stock. Unless the Compensation Committee determines otherwise prior to the start date of the applicable Purchase Period and subject to the limitations set forth in this Section VI, each option granted for a Purchase Period beginning on or after January 1, 2010 shall provide the Participant with the right to purchase shares of Common Stock under this Plan with an aggregate Fair Market Value of up to $25,000 (as determined on the first day of the Purchase Period) on the related Exercise Date.

No Eligible Employee shall be permitted to purchase shares under this Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company) with an aggregate Fair Market Value (as determined as of the first day of the Purchase Period) in excess of $25,000 for any one calendar year within the meaning of Section 423(b)(8) of the Code.

Anything herein to the contrary notwithstanding, if, as of the first day of a Purchase Period, any Eligible Employee entitled to purchase shares hereunder would be deemed for the purposes of Section 423(b) (3) of the Code to own stock (including any number of shares which such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which when added to the number of shares of stock of the Company which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5%.

The Compensation Committee shall have the discretionary authority, exercisable prior to the start of any Purchase Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Exercise Date.

VII.    ELECTION TO PARTICIPATE

An Eligible Employee may elect to become a Participant in this Plan by completing a “Stock Purchase Agreement” form or otherwise indicating an election via electronic enrollment prior to the first day of the Purchase Period. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions from his Compensation subject to the limitations in Section VIII below. Options granted to Eligible Employees who fail to authorize payroll deductions will automatically lapse. If a Participant’s payroll deductions allow him to purchase fewer than the maximum number of shares of Common Stock to which his option entitles him, the option with respect to the shares which he does not purchase will lapse as of the last day of the Purchase Period.

The execution and delivery of the Stock Purchase Agreement as between the Participant and the Company shall be conditioned upon the compliance by the Company at such time with Federal (and any applicable state) securities laws.

VIII.    PAYROLL DEDUCTIONS

An Eligible Employee may authorize payroll deductions from his Compensation for each payroll period of a specified percentage of such Compensation, not less than 1% and not more than 15%, in multiples of 1%.

The amount of payroll deduction shall be established prior to the beginning of a Purchase Period and may not be altered, except for complete discontinuance under Section XI, XIII or XIV hereunder.

For a given Purchase Period, payroll deductions shall commence on the first day of the Purchase Period and shall end on the related Exercise Date, unless sooner altered or terminated as provided in the Plan.

IX.    EMPLOYEE STOCK PURCHASE ACCOUNT

An Account will be established for each Participant in the Plan. Payroll deductions made under Section VIII will be credited to the individual Accounts and no interest or other earnings will be credited to a Participant’s Account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

X.    PURCHASE OF SHARES

If, as of any Exercise Date, there is credited to the Account of a Participant an amount at least equal to the purchase price of one share of Common Stock for the current Purchase Period, as determined in Section V, the Participant shall buy and the Company shall sell at such price the largest number of whole shares of Common Stock which can be purchased with the amount in his Account, subject to the limitations set forth in Section VII.

Any balance remaining in a Participant’s Account at the end of a Purchase Period will be carried forward into the Participant’s Account for the following Purchase Period. However, in no event will the balance carried forward be equal to or exceed the purchase price of one share of Common Stock as determined in Section V above. Notwithstanding the foregoing provisions of this paragraph, if as of any Exercise Date the provisions of Section XV are applicable to the Purchase Period ending on such Exercise Date, and the Committee reduces the number of shares which would otherwise be purchased by Participants on such Exercise Date, the entire balance remaining credited to the Account of each Participant after the purchase of the applicable number of shares of Common Stock on such Exercise Date shall be refunded to each such Participant. No refund of an Account balance made pursuant to the Plan shall include any amount in respect of interest or other imputed earnings.

Anything herein to the contrary notwithstanding, no Participant may, in any calendar year, purchase a number of shares of Common Stock under this Plan which, together with all other shares of stock of the Company and its Subsidiaries which he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and its subsidiaries which meet the requirements of Section 423(b) of the Code, have an aggregate Fair Market Value (measured as of the first day of each applicable Purchase Period) in excess of $25,000. The limitation described in the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

XI.    WITHDRAWAL

A Participant may withdraw from the Plan at any time prior to the Exercise Date of a Purchase Period by filing a notice of withdrawal. Upon a Participant’s withdrawal, the payroll deductions shall cease for the next payroll period and the entire amount credited to his Account shall be refunded to him. Any Participant who withdraws from the Plan may again become a Participant hereunder at the start of the next Purchase Period in accordance with Section VII.

XII.    ISSUANCE OF STOCK CERTIFICATES

The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares. Stock certificates shall be registered either in the Participant’s name or jointly in the names of the Participant and his spouse, as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. Certificates representing shares of purchased Common Stock shall be delivered promptly to the Participant following issuance.

XIII.    TERMINATION OF SERVICE

(a) Upon a Participant’s Termination of Service for any reason other than death or voluntary termination of employment on or after attaining age 55 (“Retirement”), no payroll deduction may be made from any Compensation due him as of the date of his Termination of Service and the entire balance credited to his Account shall be automatically refunded to him.

(b) Upon a Participant’s Retirement, no payroll deduction shall be made from any Compensation due him as of the date of his Retirement. Such a Participant may, prior to Retirement, elect:

(1) to have the entire amount credited to his Account as of the date of his Retirement refunded to him, or

(2) to have the entire amount credited to his Account held therein and utilized to purchase shares on the Exercise Date as provided in Section X.

(c) Upon the death of a Participant, no payroll deduction shall be made from any Compensation due him at time of death, and the entire balance in the deceased Participant’s Account shall be paid to the Participant’s designated beneficiary, or otherwise to his estate.

XIV.    AUTHORIZED LEAVE OF ABSENCE, DISABILITY

Payroll deductions shall cease during a period of absence without pay from work due to a Participant’s authorized leave of absence, disability or for any other reason. If such Participant shall return to active service prior to the Exercise Date for the current Purchase Period, payroll deductions shall be resumed in accordance with his prior authorization.

If the Participant shall not return to active service prior to the Exercise Date for the current Purchase Period, the balance of his Stock Purchase Account will be used to purchase shares on the Exercise Date as provided in Section X, unless the Participant elects to withdraw from the Plan in accordance with Section XI.

XV.    PROCEDURE IF INSUFFICIENT SHARES AVAILABLE

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Common Stock pursuant to Section X hereof would result in purchases of shares in excess of the number of shares of Common Stock then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on the Exercise Date in order to eliminate such excess, and the provisions of the second paragraph of Section X shall apply.

XVI.    RIGHTS NOT TRANSFERABLE

The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section XI hereof shall apply with respect to such Participant.

XVII.    NO OBLIGATION TO EXERCISE OPTION

Granting of an option under this Plan shall impose no obligation on an Eligible Employee to exercise such option.

XVIII.    NO GUARANTEE OF CONTINUED EMPLOYMENT

Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

XIX.    NOTICE

Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to the Committee, c/o Chief Executive Officer at Glenpointe Center West, 500 Frank W. Burr Blvd., Teaneck, NJ 07666, or such other person or location as may be specified by the Committee.

XX.    REPURCHASE OF STOCK

The Company shall not be required to repurchase from any Participant shares of Common Stock acquired under this Plan.

XXI.    ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Compensation Committee to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Exercise Date, (iii) the maximum number and class of securities purchasable in total by all Participants under the Plan on any one Exercise Date and (iv) the number and class of securities and the price per share in effect under each outstanding option. The adjustments shall be made in such manner as the Compensation Committee deems appropriate and such adjustments shall be final, binding and conclusive.

Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger, reorganization or other business combination, any option granted hereunder shall cover the securities or other property to which a holder of the number of shares of Common Stock would have been entitled pursuant to the terms of the merger. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity shall cause every option outstanding hereunder to terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an option.

XXII.    AMENDMENT OF THE PLAN

The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors, without approval of the Company’s stockholders, may:

(a) increase the total number of shares of Common Stock which may be purchased by all Participants, except as contemplated in Section XXI;

(b) change the class of Employees eligible to receive options under the Plan;

(c) decrease the minimum purchase price under Section V;

(d) extend a Purchase Period hereunder; or

(e) extend the term of the Plan.

XXIII.    INTERNATIONAL PARTICIPANTS

With respect to Eligible Employees who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Eligible Employees in order to conform such terms with the requirements of local law.

XXIV.    TERM OF THE PLAN

This Plan became effective as of the Effective Date, and was approved by the stockholders on May 26, 2004. The Plan, as amended and restated effective April 1, 2010 became effective upon its adoption by the Board of Directors on such date, provided, however, that the increase in the number of shares of Common Stock reserved for issuance under the Plan from 6,000,000 shares to 9,000,000 shares shall become effective only if it is approved at the Company’s 2010 Annual Meeting of Stockholders. The Plan shall continue in effect until all shares reserved for issuance pursuant to Article IV have been granted to Participants, unless terminated prior thereto pursuant to Section XV or XXI hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan at any time, effective as of the next succeeding Exercise Date. In the event of the termination of the Plan, outstanding options shall not be affected, except to the extent provided in Section XV and any remaining balance credited to the Account of each Participant as of the applicable Exercise Date shall be refunded to each such Participant.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION GLENPOINTE CENTRE WEST

500 FRANK W. BURR BLVD. TEANECK, NJ 07666

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Cognizant Technology Solutions Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors 1a. John E. Klein

1b. Lakshmi Narayanan

1c. Maureen Breakiron-Evans

The Board of Directors recommends you vote FOR the following proposal(s):

2. TO AMEND AND RESTATE THE COGNIZANT TECHNOLOGY

SOLUTIONS CORPORATION 2004 EMPLOYEE STOCK PURCHASE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 6,000,000 SHARES TO 9,000,000 SHARES.

3. TO RATIFY THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

NOTE: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BECOME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

For Against Abstain

For Against Abstain

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000063959_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

ANNUAL MEETING OF STOCKHOLDERS OF COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CLASS A COMMON STOCK JUNE 1, 2010

Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach and mail in the envelope provided.

Steven E. Schwartz, General Counsel and Secretary of the Company, and Gordon J. Coburn, Chief Financial and Operating Officer and Treasurer of the Company, be, and each of them hereby is, designated as proxy to vote at the Annual Meeting of Stockholders all proxies received by the Board upon the election of directors, the proposal to amend and restate the 2004 Employee Stock Purchase Plan, appointment of independent auditors and such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Continued and to be signed on reverse side

0000063959_2 R2.09.05.010